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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Wyndham Worldwide Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2018 ANNUAL MEETING
OF SHAREHOLDERS AND
PROXY STATEMENT

Wyndham Worldwide Corporation
22 Sylvan Way
Parsippany, New Jersey 07054

April 6, 2018

Dear Fellow Shareholder:

On behalf of the entire Board I would like to start by thanking you for the trust you have placed in us to act as stewards of your Company. As your Chairman and Chief Executive Officer, I am proud to lead a Board that is dedicated to serving you. You are cordially invited to attend the 2018 annual meeting of shareholders to be held on Thursday, May 17, 2018. The meeting will start at 11:30 a.m. local time at Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, New Jersey 07054.

Our Planned Spin-Off & Other Transactions*

We have been busy here at Wyndham Worldwide seeking to execute strategies designed to unlock shareholder value and enable strong growth across our businesses.

In August 2017, we announced plans to spin-off our hotel business, which is expected to result in two separate, publicly traded companies. As a result of the planned transaction, our Hotel Group business will become a new, publicly traded hotel franchising and management company, Wyndham Hotels & Resorts, Inc. (Wyndham Hotels). Our Vacation Ownership business, the largest timeshare company in the world, will be combined with our Destination Network business, home to RCI, the world's largest timeshare exchange company. The combined timeshare and vacation exchange company will be renamed Wyndham Destinations Inc. (Wyndham Destinations). The transaction will be effected through a pro-rata distribution of Wyndham Hotels' common stock to existing Wyndham Worldwide shareholders, which we expect to be completed in the second quarter of 2018. We believe the spin-off is in the best interests of our shareholders, Wyndham Worldwide and our other constituents, as it will result in two publicly traded companies, each with increased strategic flexibility and an enhanced ability to maintain its focus on its core business and growth opportunities, facilitate future capital raising as needed and make the changes necessary to respond to developments in their respective markets.

In connection with the announcement of the planned spin-off, we also announced our intention to explore strategic alternatives for our European vacation rental business. In February 2018, we announced entry into an agreement for the sale of our European vacation rental business to Platinum Equity for approximately $1.3 billion. The transaction is expected to close in the second quarter of 2018, subject to closing conditions.

In January 2018, we announced that we entered into an agreement to acquire La Quinta Holdings Inc.'s hotel franchising and management businesses for $1.95 billion in cash. This acquisition is expected to close in the second quarter of 2018, subject to closing conditions.

For more than a decade, Wyndham Worldwide has focused on providing great experiences for our millions of guests around the world and delivering value and returning capital to our shareholders. Throughout this journey, we have remained guided by a fundamental commitment to deliver reliable growth in a disciplined and responsible way. These shareholder-focused principles will also guide Wyndham Destinations and Wyndham Hotels in the years to come. We thank you for supporting our

*
Please see Appendix B to the Proxy Statement for cautionary language regarding forward-looking statements.

mission to welcome people to experience travel the way they want, and look forward to your continued support in the future.

2017 Company Performance and Return of Capital

2017 was a solid year for our Company, with earnings growth and free cash flow generation both in line with our commitments. We continued to return capital to you in 2017 by repurchasing approximately $600 million of our shares under our share repurchase program and paying cash dividends of over $242 million. In February 2017 we increased our dividend by 16% and in February 2018 we further increased it by 14%.

Corporate Governance and Executive Compensation

Our Board is made up of diverse, talented and committed individuals who bring both organizational knowledge and a broad range of perspectives and experiences. In connection with and subject to our planned spin-off and as discussed in this proxy statement, following the 2018 annual meeting our Board and Wyndham Hotels expect to appoint newly constituted boards for Wyndham Destinations and Wyndham Hotels, each comprising certain members of our current Board as well as new appointees. I will serve as Non-Executive Chairman of the boards of both companies and will continue to seek to deliver exceptional shareholder value to you.

Our Compensation Committee works to ensure that executive pay and Company performance are appropriately aligned and continues to incentivize management with the goal of increasing shareholder value. The Committee approved an executive compensation program in 2017 that utilized profitability-based targets to focus our executives on short-term performance and equity awards to promote retention and long-term share price appreciation to drive shareholder value.

For 2017, our Compensation Committee revised the peer group we use for compensation benchmarking and, to further align my interests with yours, we modified my compensation structure in my role as CEO to increase the percentage that was performance-based and at-risk.

I appreciate the opportunity to provide you with our 2017 highlights, most notably the announcement of our planned spin-off and our proposed transactions with La Quinta and Platinum Equity, and encourage you to read the proxy statement carefully for more information. Your vote is very important. Whether or not you plan to attend the 2018 annual meeting, please cast your vote as soon as possible. I look forward to continuing our dialogue in the future and I, along with our outstanding executive team and 38,000 associates worldwide, remain committed to creating even greater shareholder value for you.

Very truly yours,

Stephen P. Holmes
Chairman and Chief Executive Officer

WYNDHAM WORLDWIDE CORPORATION

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

April 6, 2018

Date:	Thursday, May 17, 2018
Time:	11:30 a.m. local time
Place:	Wyndham Worldwide Corporation 22 Sylvan Way Parsippany, New Jersey 07054

Purposes of the meeting:

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to elect eight Directors for a term expiring at the 2019 annual meeting, with each Director to serve until such Director's successor is elected and qualified or until such Director's earlier resignation, retirement, disqualification or removal. As discussed in the proxy statement under Election of Directors – Expected Composition of our Board Following the Planned Spin-Off, subject to completion of the spin-off, our Board and Wyndham Hotels expect to appoint newly constituted boards for Wyndham Destinations and Wyndham Hotels, each comprising certain members of our current Board as well as new appointees.

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to vote on an advisory resolution to approve executive compensation

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to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2018

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to vote on a proposal to approve the amendment and restatement of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan (approval of additional shares is not being requested)

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to vote on a shareholder proposal regarding political contributions disclosure if properly presented at the meeting

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to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

The matters specified for voting above are more fully described in the attached proxy statement. Only our shareholders of record at the close of business on March 23, 2018 will be entitled to notice of and to vote at the meeting and any adjournments or postponements for which no new record date is set.

Who may attend the meeting:

Only shareholders, persons holding proxies from shareholders, invited representatives of the media and financial community and other guests of Wyndham Worldwide Corporation may attend the meeting.

What to bring:

If you received (or requested and received) a printed copy of the proxy materials you should bring the enclosed Admission Ticket to gain admission to the meeting. If you received a Notice of Internet Availability of Proxy Materials (Notice) or voting instructions and will not be requesting a printed copy of the proxy materials please bring the Notice or voting instructions with you as your Admission Ticket.

All persons attending the meeting must bring photo identification such as a valid driver's license or passport for purposes of personal identification.

If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

Record Date:

March 23, 2018 is the record date for the meeting. This means that owners of Wyndham Worldwide common stock at the close of business on that date are entitled to:

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receive notice of the meeting and

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vote at the meeting and any adjournments or postponements of the meeting for which no new record date is set.

Information About the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our shareholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 6, 2018, we will begin mailing a Notice to all shareholders as of March 23, 2018, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Householding Information:

We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder's unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.

If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders may request information about householding from their banks, brokers or other holders of record.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or in person at the annual meeting.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person at the annual meeting by 11:59 p.m. Eastern Daylight Time on Wednesday, May 16, 2018.

By order of the Board of Directors,

Scott G. McLester Corporate Secretary

i

ii

WYNDHAM WORLDWIDE CORPORATION

PROXY STATEMENT

The enclosed proxy materials are provided to you at the request of the Board of Directors of Wyndham Worldwide Corporation (Board) to encourage you to vote your shares at our 2018 annual meeting of shareholders. This proxy statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares. References in this proxy statement to "we," "us," "our" and "Wyndham Worldwide" refer to Wyndham Worldwide Corporation and our consolidated subsidiaries.

Our Board made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2018 annual meeting. We will mail a Notice of Internet Availability of Proxy Materials (Notice) to our shareholders beginning on or about April 6, 2018 and will post our proxy materials on our website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2018 annual meeting. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting.

FREQUENTLY ASKED QUESTIONS

When and where will the annual meeting be held?

The annual meeting will be held on Thursday, May 17, 2018 at 11:30 a.m. local time at Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, New Jersey 07054.

What am I being asked to vote on at the meeting?

You are being asked to vote on the following:

•
the election of eight Directors for a one-year term, with each Director to serve until such Director's successor is elected and qualified or until such Director's earlier resignation, retirement, disqualification or removal. As discussed below under Election of Directors – Expected Composition of our Board Following the Planned Spin-Off, subject to completion of the spin-off, our Board and Wyndham Hotels expect to appoint newly constituted boards for Wyndham Destinations and Wyndham Hotels, each comprising certain members of our current Board as well as new appointees.

•
the approval of our executive compensation program

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the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2018

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the approval of the amendment and restatement of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan

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a shareholder proposal regarding political contributions disclosure if properly presented at the meeting

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to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting

We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matters are properly presented for a vote the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.

What is the planned spin-off?

In August 2017, we announced plans to spin-off our hotel business, which is expected to result in two separate, publicly traded companies. As a result of the planned transaction, our Hotel Group business will become a new, publicly traded hotel franchising and management company, Wyndham Hotels & Resorts, Inc. (Wyndham Hotels). Our Vacation Ownership business, the largest timeshare company in the world, will be combined with the Destination Network business, home to RCI, the world's largest timeshare exchange company. The combined timeshare and vacation exchange company will be renamed Wyndham Destinations Inc. (Wyndham Destinations). The transaction will be effected through a pro-rata distribution of Wyndham Hotels' common stock to existing Wyndham Worldwide shareholders, which we expect to be completed in the second quarter of 2018. We believe the spin-off is in the best interests of our shareholders, Wyndham Worldwide and our other constituents, as it will result in two publicly traded companies, each with increased strategic flexibility and an enhanced ability to maintain its focus on its core business and growth opportunities, facilitate future capital raising as needed and make the changes necessary to respond to developments in their respective markets. This proxy statement includes disclosure regarding certain determinations made with respect to our executive compensation program, named executive officer matters and our corporate governance structure in connection with the planned spin-off.

Who may vote and how many votes does a shareholder have?

All holders of record of our common stock as of the close of business on March 23, 2018 (record date) are entitled to vote at the meeting. Each shareholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date 99,868,337 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.

How many votes must be present to hold the meeting?

The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or 49,934,169 shares, also known as a quorum, must be present in person or by proxy at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the meeting.

A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

How do I vote?

Even if you plan to attend the meeting you are encouraged to vote by proxy.

If you are a shareholder of record, also known as a registered shareholder, you may vote in one of the following ways:

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by telephone by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call)

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by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website)

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if you received (or requested and received) a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided or

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in person at the annual meeting (please see below under How do I attend the meeting?).

If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote in person at the annual meeting – please see below under How do I attend the meeting?

When you vote by proxy your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted they will be voted as the Board recommends.

What if I am a participant in the Wyndham Worldwide Corporation Employee Savings Plan?

For participants in the Wyndham Worldwide Corporation Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan the trustee will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustee on how to vote the shares of our common stock credited to your account the trustee will vote those shares in proportion to the shares for which instructions are received.

How does the Board recommend that I vote?

The Board recommends the following votes:

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FOR the election of each of the Director nominees

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FOR the approval of our executive compensation program

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FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2018

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FOR approval of the amendment and restatement of our 2006 Equity and Incentive Plan

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AGAINST the shareholder proposal regarding political contributions disclosure

How many votes are required to approve each proposal?

In the election of Directors the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. This means the Director nominees receiving the greatest number of votes will be elected and abstentions and broker non-votes will have no effect on the outcome of the vote. However, as further described under Election of Directors, under the Board's

Corporate Governance Guidelines any nominee for Director who receives a greater number of votes withheld than votes for election is required to tender his or her resignation for consideration by the Corporate Governance Committee.

For all other proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes will have no effect on the outcome of these proposals.

If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under rules of the New York Stock Exchange, your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on any of the other proposals. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees, the advisory vote on executive compensation, the amendment and restatement of the 2006 Equity and Incentive Plan or the shareholder proposal regarding political contributions disclosure unless you provide specific instructions before the date of the annual meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.

How do I attend the meeting?

If you received (or requested and received) a printed copy of the proxy materials, you should bring the enclosed Admission Ticket to gain admission to the meeting. If you received a Notice or voting instructions and will not be requesting a printed copy of the proxy materials please bring the Notice or voting instructions with you as your Admission Ticket. You must bring with you a photo identification such as a valid driver's license or passport for personal identification.

If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

Can I change or revoke my vote?

You may change or revoke your proxy at any time prior to voting at the meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting and voting in person and requesting that your prior proxy not be used.

How are proxies solicited?

We retained D.F. King & Co., Inc. to advise and assist us in soliciting proxies at a cost of $9,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or other electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How do I make a shareholder proposal for the 2019 meeting?

Shareholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2019 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act). To be eligible for inclusion in next year's proxy statement, shareholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on December 7, 2018.

In general, any shareholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 17, 2019 and not later than February 16, 2019. However, if the date of the 2019 annual meeting is not within 30 days before or after May 17, 2019 then a shareholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A shareholder may obtain a copy of our By-Laws on our website, www.wyndhamworldwide.com under the Investors/Corporate Governance page, or by writing to our Corporate Secretary.

Shareholders may also nominate directors for election at an annual meeting. To nominate a Director shareholders must comply with provisions of applicable law and our By-Laws. The Corporate Governance Committee will also consider shareholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See below under Director Nomination Process for information regarding nomination or recommendation of a Director.

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of our core values. Our Board is committed to having sound corporate governance principles and practices. Please visit our website at www.wyndhamworldwide.com under the Investors/Corporate Governance page, which can be reached by clicking on the Investors link followed by the Corporate Governance link, for the Board's Corporate Governance Guidelines and Director Independence Criteria, the Board-approved charters for the Audit, Compensation and Corporate Governance Committees and related information. These guidelines and charters may be obtained by writing to our Corporate Secretary at Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, NJ 07054.

Corporate Governance Guidelines

Our Board adopted Corporate Governance Guidelines that along with the charters of the Board Committees, Director Independence Criteria and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the New York Stock Exchange and those contained in the Securities and Exchange Commission (SEC) rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Investors/Corporate Governance page of our website at www.wyndhamworldwide.com.

Director Independence Criteria

The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria contain independence standards that exceed the independence standards specified in the listing standards of the New York Stock Exchange. The Director Independence Criteria are available on the Investors/Corporate Governance page of our website at www.wyndhamworldwide.com.

A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:

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Wyndham Worldwide does not currently employ and has not within the last three years employed the Director or any of his or her immediate family members (except in the case of immediate family members, in a non-executive officer capacity).

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The Director is not currently and has not within the last three years been employed by Wyndham Worldwide's present auditors nor has any of his or her immediate family members been so employed (except in a non-professional capacity not involving Wyndham Worldwide business).

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Neither the Director nor any of his or her immediate family members is or has been within the last three years part of an interlocking directorate in which an executive officer of Wyndham Worldwide serves on the compensation or equivalent committee of another company that employs the Director or his or her immediate family member as an executive officer.

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The Director is not a current employee nor is an immediate family member a current executive officer of a company that has made payments to or received payments from Wyndham Worldwide for property or services in an amount in any of the last three fiscal years exceeding the greater of $750,000 or 1% of such other company's consolidated gross revenues.

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The Director currently does not have or has not had within the past three years a personal services contract with Wyndham Worldwide or its executive officers.

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The Director has not received and the Director's immediate family member has not received during any twelve-month period within the last three years more than $100,000 in direct compensation from Wyndham Worldwide other than Board fees.

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The Director is not currently an officer or director of a foundation, university or other non-profit organization to which Wyndham Worldwide within the last three years gave directly or indirectly through the provision of services more than the greater of 1% of the consolidated gross revenues of such organization during any single fiscal year or $100,000.

Guidelines for Determining Director Independence

Our Corporate Governance Guidelines and Director Independence Criteria provide for director independence standards that meet or exceed those of the New York Stock Exchange. Our Board is required under New York Stock Exchange rules to affirmatively determine that each independent Director has no material relationship with Wyndham Worldwide other than as a Director.

In accordance with these standards and criteria the Board undertook its annual review of the independence of its Directors. During this review the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Board approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our non-management Directors had or has any relationship with us other than as a Director.

As a result of its review the Board affirmatively determined that the following Directors are independent of us and our management as required by the New York Stock Exchange listing standards and the Director Independence Criteria: Myra J. Biblowit, Louise F. Brady, James E. Buckman, George Herrera, The Right Honourable Brian Mulroney, Pauline D.E. Richards and Michael H. Wargotz. All members of the Audit, Compensation and Corporate Governance Committees are independent Directors under the New York Stock Exchange listing standards, SEC rules and the Director Independence Criteria.

Committees of the Board

The following describes our Board Committees and related matters. The composition of the Committees is provided immediately after.

Audit Committee

Responsibilities include:

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Appoints our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting.

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Pre-approves all services performed by our independent registered public accounting firm.

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Provides oversight on the external reporting process and the adequacy of our internal controls.

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Reviews the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors.

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Reviews services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm and provides oversight on hiring policies with respect to employees or former employees of the independent auditor.

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Maintains procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters.

All members of the Audit Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards. The Board in its business judgment determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board also determined that both Pauline D.E. Richards and Michael H. Wargotz are audit committee financial experts within the meaning of applicable SEC rules.

The Audit Committee Charter is available on the Investors/Corporate Governance page of our website at www.wyndhamworldwide.com.

Audit Committee Report

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities for the external financial reporting process and the adequacy of Wyndham Worldwide's internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The Charter is available on the Investors/Corporate Governance page of our website at www.wyndhamworldwide.com.

The Audit Committee is comprised of four Directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the SEC. The Audit Committee appoints, compensates and oversees the services performed by Wyndham Worldwide's independent registered public accounting firm. The Audit Committee approves in advance all services to be performed by Wyndham Worldwide's independent registered public accounting firm in accordance with SEC rules and the Audit Committee's established policy for pre-approval of all audit services and permissible non-audit services, subject to the de minimis exceptions for non-audit services.

Management is responsible for Wyndham Worldwide's financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Wyndham Worldwide's internal control over financial reporting. Deloitte & Touche LLP (Deloitte), Wyndham Worldwide's independent registered public accounting firm, is responsible for expressing an opinion on Wyndham Worldwide's consolidated financial statements and the effectiveness of Wyndham Worldwide's internal control over financial reporting. The Audit Committee reviewed and discussed Wyndham Worldwide's 2017 Annual Report on Form 10-K, including the audited consolidated financial statements of Wyndham Worldwide for the year ended December 31, 2017, with management and Deloitte. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB including those required by Auditing Standard No. 1301,

Communications with Audit Committees, and the SEC regarding Deloitte's communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Wyndham Worldwide are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte.

Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Wyndham Worldwide's Annual Report on Form 10-K for the year ended December 31, 2017.

AUDIT COMMITTEE

Michael H. Wargotz (Chair)
Louise F. Brady
George Herrera
Pauline D.E. Richards

Compensation Committee

Responsibilities include:

•
Provides oversight on our executive compensation program consistent with corporate objectives and shareholder interests.

•
Reviews and approves Chief Executive Officer (CEO) and other senior management compensation.

•
Approves grants of long-term incentive awards and our senior executives' annual incentive compensation under our compensation plans.

•
Reviews and considers the independence of advisers to the Committee.

For additional information regarding the Compensation Committee's processes and procedures see below under Executive Compensation – Compensation Discussion and Analysis – Compensation Committee Matters.

All members of the Compensation Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards.

The Compensation Committee Report is provided below under Executive Compensation. The Compensation Committee Charter is available on the Investors/Corporate Governance page on our website at www.wyndhamworldwide.com.

Compensation Committee Interlocks and Insider Participation

During 2017, Mr. Mulroney, Ms. Biblowit and Ms. Richards served on our Compensation Committee. There are no compensation committee interlocks between Wyndham Worldwide and other entities involving our executive officers and Directors.

Corporate Governance Committee

Responsibilities include:

•
Recommends to the Board nominees for election to the Board.

•
Reviews principles, policies and procedures affecting Directors and the Board's operation and effectiveness.

•
Provides oversight on the evaluation of the Board and its effectiveness.

•
Reviews and makes recommendations on Director compensation.

All members of the Corporate Governance Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards.

The Corporate Governance Committee Charter is available on the Investors/Corporate Governance page on our website at www.wyndhamworldwide.com.

Executive Committee

The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.

Committee Membership

The following chart provides the current committee membership and the number of meetings that each committee held during 2017.

Director	Audit Committee	Compensation Committee	Governance Committee	Executive Committee

Myra J. Biblowit		M	M

Louise F. Brady	M		M

James E. Buckman				M

George Herrera	M		C

Stephen P. Holmes				C

The Right Honourable Brian Mulroney		C	M

Pauline D.E. Richards	M	M

Michael H. Wargotz	C			M

Number of Meetings in 2017	8	6	4	7

 C = Chair
 M = Member

The Board held four meetings during 2017. Each Director attended at least 75% of the meetings of the Board and the committees of the Board on which the Director served while in office.

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and CEO, Lead Director and other members of management relative to matters of interest and concern to Wyndham Worldwide.

Board Leadership Structure

The Board currently believes that Wyndham Worldwide's CEO is best situated to serve as Chairman because he is the Director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside our company and industry while the CEO brings company-specific experience and expertise. The Board believes that the combined role of Chairman and CEO promotes strategy development and execution and facilitates information flow between management and the Board all of which are essential to effective governance.

Following the planned spin-off, it is anticipated that Wyndham Destinations and Wyndham Hotels will each have a Non-Executive Chairman of the Board, with Mr. Holmes serving in this role at each company, and an independent Lead Director. See below under Election of Directors – Expected Composition of our Board Following the Planned Spin-Off for additional information.

One of the key responsibilities of the Board is to review our strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and CEO, together with an independent Lead Director having the duties described below, is in the best interest of shareholders at this time because it provides the appropriate balance between strategy review and independent oversight of management.

Lead Director

The Board selected James E. Buckman, an independent Director who serves as a member of the Executive Committee, to serve as the Board's Lead Director. The Lead Director serves as a key advisor to the Chairman and the Board; chairs executive sessions of the non-management Directors and provides feedback to the Chairman; chairs meetings of the Board in the absence of the Chairman; and reviews in advance and consults with the Chairman when necessary regarding the agendas for all Board and committee meetings.

Oversight of Risk Management

The Board has an active role, as a whole and at the committee level, in providing oversight with respect to management of our risks. The Board focuses on the most significant risks facing us and our general risk management strategy and seeks to ensure that risks undertaken by us are consistent with a level of risk that is appropriate for our company and aligned with the achievement of our business objectives and strategies.

The Board regularly reviews information regarding risks associated with our finances, credit and liquidity; our business, operations and strategy; legal, regulatory and compliance matters; and reputational exposure. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit, information technology, cybersecurity and compliance. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for providing oversight with respect to the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.

While the Board and the committees provide oversight with respect to our risk management, our CEO and other senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. Our leadership structure, with Mr. Holmes serving as Chairman and CEO, also enhances the Board's effectiveness in risk oversight due to Mr. Holmes' extensive knowledge of our business and operations, facilitating the Board's oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

Executive Sessions of Non-Management Directors

The Board meets regularly without any members of management present. The Lead Director chairs these sessions.

Communications with the Board and Directors

Shareholders and other parties interested in communicating directly with the Board, an individual non-management Director or the non-management Directors as a group may do so by writing our Corporate Secretary at Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, New Jersey 07054. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

Director Attendance at Annual Meeting of Shareholders

As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting absent exceptional cause. All of our Directors at the time attended our 2017 annual meeting and all of our current Directors are expected to attend the 2018 annual meeting.

Code of Business Conduct and Ethics

The Board maintains a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. In addition, we maintain Business Principles applicable to all our associates, including our CEO, Chief Financial Officer (CFO) and Chief Accounting Officer.

We will disclose on our website any amendment to or waiver from a provision of our Business Principles or Code of Business Conduct and Ethics for Directors as may be required and within the time period specified under applicable SEC and New York Stock Exchange rules. The Code of Business Conduct and Ethics for Directors and our Business Principles are available on the Investors/Corporate Governance page of our website at www.wyndhamworldwide.com. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.

Director Nomination Process

Role of Corporate Governance Committee.    The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board. Nominees for Director are selected on the basis of their depth and breadth of experience, skills, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

The Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills.

The Corporate Governance Committee does not have a formal policy with respect to diversity, however, the Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate's credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual's contributions to the Board.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as extensive board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each nominee or Director should serve as our Director are described below under Election of Directors.

Identification and Evaluation Process.    The process for identifying and evaluating nominees to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates will be evaluated by the Corporate Governance Committee by reviewing the candidates' biographical information and qualifications and checking the candidates' references. Qualified nominees will be interviewed by at least one member of the Corporate Governance Committee. Using the input from the interview and other information it obtains, the Corporate Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the shareholders or to fill a vacancy on the Board.

Shareholder Recommendations of Nominees.    The Corporate Governance Committee will consider written recommendations from shareholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the shareholder and evidence of the person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director and the person's consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by shareholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.

Shareholder Nominations and By-Law Procedures.    Our By-Laws establish procedures pursuant to which a shareholder may nominate a person for election to the Board. Our By-Laws are posted on our website under Investors/Corporate Governance at www.wyndhamworldwide.com. To nominate a person for election to the Board, a shareholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the shareholder and any associated persons making the nomination, including name and address, number of shares owned, a description of any additional interests of such nominee or shareholder and certain representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee's consent to being named as a nominee and to serve as a Director if elected.

To nominate a person for election to the Board at our annual meeting, written notice of a shareholder nomination must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year's meeting, a shareholder's written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A shareholder may make nominations of persons for election to the Board at a special meeting if the shareholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first. At a special meeting of shareholders, only such business may be conducted as shall have been brought before the meeting under our notice of meeting.

Compensation of Directors

Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of shareholders. A management Director receives no additional compensation for Board service.

The Director compensation program for 2017 remained consistent with our 2016 program.

The following table describes 2017 annual retainer and committee chair and membership fees for non-management Directors. Our Directors do not receive additional fees for attending Board or committee meetings. In addition to these fees, to further align our Directors' interests with those of our shareholders, the 2017 compensation of each of our non-management Directors included a $100,000 annual equity grant of time-vesting restricted stock units (RSUs) which vest over a four-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units.

	Cash-Based	Stock-Based	Total
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000

The annual Director retainer and committee chair and membership fees are paid on a quarterly basis 50% in cash and 50% in Wyndham Worldwide stock. The requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our shareholders. The number of shares of stock issued is based on our stock price on the quarterly determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or deferred stock units (DSUs). Directors may also elect to defer any cash-based compensation or vested RSUs in the form of DSUs. A DSU entitles the Director to receive one share of common stock following the Director's retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period. The Director may not sell or receive value from any DSU prior to termination of service.

In connection with the planned spin-off, in August 2017, the Corporate Governance Committee determined that, subject to completion of the spin-off, our non-employee Directors will continue to hold all of their RSUs and DSUs covering shares of Wyndham Worldwide stock (which will become Wyndham Destinations stock following completion of the spin-off) and also receive RSUs and DSUs covering shares of stock of Wyndham Hotels in accordance with the spin-off distribution ratio. With respect to outstanding RSUs held by our non-employee Directors:

•
For any such Director who serves on the board of directors of Wyndham Destinations, the RSUs covering Wyndham Destinations shares will vest upon the earliest to occur of the six-month anniversary of the completion of the spin-off, any earlier retirement or termination by Wyndham Destinations of the Director's service on the board without cause, and any earlier vesting date provided for in the existing RSU award agreement, subject to the Director's continued service through the applicable vesting date. The RSUs covering shares of Wyndham Hotels will fully vest upon completion of the spin-off, subject to the Director's continued service through that date.

•
For any such Director who is appointed to the board of directors of Wyndham Hotels, the RSUs covering Wyndham Destinations shares will fully vest upon completion of the spin-off, subject to the Director's continued service through that date. The RSUs covering shares of Wyndham Hotels will vest upon the earliest to occur of the six-month anniversary of the completion of the spin-off, any earlier retirement or termination by Wyndham Hotels of the Director's service on the board without cause, and any earlier vesting date provided for in the existing RSU award agreement, subject to the Director's continued service through the applicable vesting date.

We make available to each Director a term life insurance policy owned by us with a $1.1 million death benefit payable $1 million to us which benefit we will donate to a charitable beneficiary of the Director's choice and $100,000 paid directly to a personal beneficiary of the Director's choice. In the event we undergo a change-in-control or a Director retires we will pay the premiums for the policies for one year from the date of the change-in-control or retirement as applicable.

We provide up to a three-for-one company match of a non-management Director's qualifying charitable contributions up to a company contribution of $75,000 per year.

We maintain a policy to award our non-management Directors annually 500,000 Wyndham Rewards Points. These Wyndham Rewards Points have an approximate value of $2,500 and may be redeemed for numerous rewards options including stays at Wyndham properties. This benefit provides our Directors with ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our businesses.

2017 Director Compensation Table

The following table describes compensation we paid our non-management Directors for 2017.

Name	Fees Paid in Cash ($)	Stock Awards ($)(a)(b)	All Other Compensation ($)(c)	Total ($)

Myra J. Biblowit	123,981	223,520	194,936	542,437

Louise F. Brady	0	352,468	82,737	435,205

James E. Buckman	142,674	242,326	198,733	583,733

George Herrera	132,651	232,339	104,669	469,659

The Right Honourable Brian Mulroney	131,410	231,082	254,514	617,006

Pauline D.E. Richards	127,695	227,301	159,033	514,029

Michael H. Wargotz	137,654	237,287	204,118	579,059

(a)
Represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each Director was granted a time-vesting RSU award with a grant date fair value of $100,000 which vests ratably over four years. The remaining amount in each row represents the aggregate grant date fair value of retainer fees paid on a quarterly basis in the form of common stock and/or DSUs.

(b)
Total shares of our common stock issuable for DSUs at December 31, 2017 were as follows: Ms. Biblowit, 56,118; Ms. Brady, 1,201; Mr. Buckman, 51,141; Mr. Herrera, 33,584; Mr. Mulroney, 76,246; Ms. Richards, 40,767; and Mr. Wargotz, 53,330. Total shares of our common stock issuable for unvested RSUs at December 31, 2017 were as follows: Ms. Biblowit, 3,050; Ms. Brady, 3,050; Mr. Buckman, 3,050; Mr. Herrera, 3,050; Mr. Mulroney, 3,050; Ms. Richards, 3,050; and Mr. Wargotz, 3,050.

(c)
Includes amounts attributable to charitable matching contributions made on behalf of the Director, the value of DSUs credited for dividends paid on DSUs outstanding on the record date for such dividends, the value of dividends paid on vesting of RSUs, the value of Wyndham Rewards Points and life insurance premiums paid by us as applicable. For Mr. Buckman, this amount also includes an amount attributable to spousal travel. In addition, on limited occasions, Directors' spouses accompany Directors on the company aircraft when traveling for business purposes, for which there is no incremental cost to the company.

The value of DSUs credited to our Directors for dividends paid on outstanding DSUs were as follows: Ms. Biblowit, $127,337; Ms. Brady, $5,237; Mr. Buckman, $115,796; Mr. Herrera, $76,820; Mr. Mulroney, $173,315; Ms. Richards, $93,251; and Mr. Wargotz, $120,842. The value of dividends paid to our Directors on vesting of RSUs were as follows: Ms. Biblowit, $4,949; Ms. Brady, $0; Mr. Buckman, $4,949; Mr. Herrera, $4,949; Mr. Mulroney, $4,949; Ms. Richards, $4,949; and Mr. Wargotz, $4,949. The value of charitable matching contributions were as follows: Ms. Biblowit, $60,150; Ms. Brady, $75,000; Mr. Buckman, $75,000; Mr. Herrera, $20,400; Mr. Mulroney, $73,750; Ms. Richards, $53,100; and Mr. Wargotz, $73,200.

Non-Management Director Stock Ownership Guidelines

The Corporate Governance Guidelines require each non-management Director to comply with Wyndham Worldwide's Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least five times the cash portion of the annual retainer or two and one-half times the total retainer value without regard to Board committee fees. Directors have a period of five years after joining the Board to achieve compliance with this ownership requirement. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2017, all of our non-management Directors were in compliance with the stock ownership guidelines.

Ownership of Company Stock

The following table describes the beneficial ownership of our common stock for the following persons as of December 31, 2017: each executive officer named in the Summary Compensation Table below, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentage values are based on 99,981,576 shares of our common stock outstanding as of December 31, 2017 except as noted in footnote (a). The principal address for each Director and executive officer of Wyndham Worldwide is 22 Sylvan Way, Parsippany, New Jersey 07054.

Name	Number of Shares		% of Class
The Vanguard Group	10,061,668	(a)	10.08%
FMR LLC	7,213,600	(b)	7.21%
Capital Research Global Investors	6,620,829	(c)	6.62%
BlackRock, Inc.	6,536,067	(d)	6.54%
Thomas Anderson	77,857	(e)	*
Geoffrey A. Ballotti	154,584	(f)	*
Myra J. Biblowit	68,224	(f)(g)	*
Louise F. Brady	4,026	(f)(g)	*
Michael Brown	--	(f)	*
James E. Buckman	59,607	(f)(g)(h)	*
Thomas G. Conforti	141,901	(e)(f)	*
George Herrera	35,032	(f)(g)	*
Stephen P. Holmes	1,266,448	(f)(i)(j)	1.26%
Gail Mandel	63,460	(f)	*
The Right Honourable Brian Mulroney	82,108	(f)(g)(h)	*
Pauline D.E. Richards	53,776	(f)(g)	*
Michael H. Wargotz	55,510	(f)(g)	*
David B. Wyshner	588	(f)	*
All Directors and executive officers as a group (17 persons)	2,198,649	(k)	2.18%

*
Amount represents less than 1% of outstanding common stock.

(a)
We have been informed by Amendment No. 10 to a report on Schedule 13G filed with the SEC on March 12, 2018 by The Vanguard Group (TVG) that TVG beneficially owns, as of February 28, 2018, 10,061,668 shares of our common stock with sole voting power over 143,347 shares, shared voting power over 28,710 shares, sole dispositive power over 9,902,366 shares and shared dispositive power over 159,302 shares. The principal business address for TVG is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(b)
We have been informed by a report on Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC and certain of its subsidiaries and affiliates, and other companies named in such report (FMR) that FMR beneficially owns 7,213,600 shares of our common stock with sole voting power over 543,137 shares, shared voting power over no shares, sole dispositive power over 7,213,600 shares and shared dispositive power over no shares. The principal business address for FMR is 245 Summer Street, Boston, MA 02210.

(c)
We have been informed by Amendment No. 3 to a report on Schedule 13G filed with the SEC on February 14, 2018 by Capital Research Global Investors (CRGI) that CRGI beneficially owns 6,620,829 shares of our common stock with sole voting power over 6,620,829 shares, shared voting power over no shares, sole dispositive power over 6,620,829 shares and shared dispositive power over no shares. The principal business address for CRGI is 333 South Hope Street, Los Angeles, California 90071.

(d)
We have been informed by Amendment No. 5 to a report on Schedule 13G filed with the SEC on January 23, 2018 by BlackRock, Inc. and affiliates named in such report (BlackRock) that BlackRock beneficially owns 6,536,067 shares of our common stock with sole voting power over 5,633,220 shares, shared voting power over no shares, sole dispositive power over 6,536,067 shares and shared dispositive power over no shares. The principal business address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(e)
Amounts reported are based on last records available to the company.

(f)
Excludes shares of our common stock issuable upon vesting of time-vesting RSUs after 60 days from December 31, 2017 as follows: Mr. Ballotti, 53,021; Ms. Biblowit, 1,872; Ms. Brady, 901; Mr. Brown, 33,892; Mr. Buckman, 1,872; Mr. Conforti, 53,021; Mr. Herrera, 1,872; Mr. Holmes, 84,217; Ms. Mandel, 44,428; Mr. Mulroney, 1,872; Ms. Richards, 1,872;

  Mr. Wargotz, 1,872; and Mr. Wyshner, 36,226. Excludes performance-vesting restricted stock units (PVRSUs) granted in 2016 and 2017 which vest, if at all, after 60 days from December 31, 2017 as follows: Mr. Ballotti, 36,958; Mr. Brown, 13,035; Mr. Conforti, 36,958; Mr. Holmes, 227,901; and Ms. Mandel, 30,872.

(g)
Includes shares of our common stock issuable for DSUs as of, and within 60 days following, December 31, 2017 as follows: Ms. Biblowit, 56,622; Ms. Brady, 3,726; Mr. Buckman, 51,431; Mr. Herrera, 33,584; Mr. Mulroney, 76,513; Ms. Richards, 40,767; and Mr. Wargotz, 53,610.

(h)
Includes 3,220 shares held in Mr. Buckman's IRA. Includes 4,417 shares held by holding company of which Mr. Mulroney is the sole owner.

(i)
Includes 84,021 shares of our common stock which Mr. Holmes has the right to acquire through the exercise of stock-settled stock appreciation rights (SSARs) within 60 days of December 31, 2017.

(j)
Excludes 98,263 shares of our common stock underlying SSARs held by Mr. Holmes which are not currently exercisable and are not scheduled to vest within 60 days of December 31, 2017.

(k)
Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount excludes 76,267 shares and 50,085 shares of our common stock issuable upon vesting of RSUs and PVRSUs, respectively, after 60 days from December 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during 2017, we believe that all applicable Section 16(a) filing requirements were met on a timely basis except one Form 4 for Nicola Rossi reporting one grant which was filed late due to administrative error and through no fault of the reporting person.

ELECTION OF DIRECTORS

At the date of this proxy statement, the Board of Directors consists of eight members, seven of whom are non-management, independent Directors under applicable listing standards and our corporate governance documents.

Our Board recognizes the importance of board refreshment in terms of achieving the appropriate mix of institutional knowledge and experience that our longer-tenured Directors bring to the Board and fresh perspectives that newer Directors bring to the Board. In furtherance of this objective, in November 2016, the Board increased the number of Directors constituting the Board by one and appointed Ms. Louise F. Brady as a Director. Our Board brings diverse and extensive professional, financial and business experience while balancing independence and tenure. Our Board expects to continue to evaluate its membership and composition on an ongoing basis to optimize its ability to further shareholder interests.

At this year's meeting, our eight Directors are to be elected for terms expiring at the 2019 annual meeting, with each Director to serve until such Director's successor is elected and qualified or until such Director's earlier resignation, retirement, disqualification or removal. On the recommendation of the Corporate Governance Committee, the Board has nominated Stephen P. Holmes, Myra J. Biblowit, Louise F. Brady, James E. Buckman, George Herrera, The Right Honourable Brian Mulroney, Pauline D.E. Richards and Michael H. Wargotz, each of whom is presently a Director. The eight nominees are listed below with brief biographies.

We do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Expected Composition of our Board Following the Planned Spin-Off.    Our current Board members whose biographies are included below are nominated for election at our 2018 annual meeting. In connection with and subject to our planned spin-off, following the annual meeting, our Board and Wyndham Hotels expect to appoint newly constituted boards for Wyndham Destinations and Wyndham Hotels, each comprising certain members of our current Board as well as new appointees.

As previously announced, following completion of the planned spin-off, our CEO Stephen P. Holmes will serve as the Non-Executive Chairman of both Wyndham Destinations and Wyndham Hotels. We expect to announce the additional board appointments at a later date.

Voting Standard and Majority Vote Policy

Our Certificate of Incorporation and By-Laws provide for a plurality voting standard for the election of our Directors. Under a plurality voting standard the nominee for each Director position with the most votes is elected.

Under the Board's Corporate Governance Guidelines any nominee for Director in an uncontested election, such as this one where the number of nominees does not exceed the number of Directors to be elected, who receives a greater number of votes withheld from his or her election than votes for such election shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation the Corporate Governance Committee will consider all factors deemed relevant by its members.

The Board will act on the Corporate Governance Committee's recommendation no later than at its first regularly scheduled meeting following certification of the shareholder vote but in any case no later than 120 days following the certification of the shareholder vote. In considering the Corporate Governance Committee's recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board's decision and process in a periodic or current report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this Corporate Governance Committee and Board process.

Nominees for Election to the Board

Stephen P. Holmes, 61, served as our Chairman, Chief Executive Officer and a Director since July 2006. Effective upon the closing of our planned spin-off, Mr. Holmes will cease serving as our Chief Executive Officer and will serve as the Non-Executive Chairman of Wyndham Destinations and Wyndham Hotels.

Mr. Holmes was Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant's Travel Content Division from December 1997 to July 2006. Mr. Holmes was Vice Chairman of HFS Incorporated from September 1996 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, Treasurer and Chief Financial Officer of HFS from July 1990 to September 1996.

Mr. Holmes' exceptional day-to-day leadership as our CEO provides him with detailed strategic perspective and knowledge of our operations and industry that are critical to the Board's effectiveness. He possesses extensive public company management experience and is widely recognized as a visionary leader in the global hospitality industry. Under Mr. Holmes' leadership, we focused our business on, among other things, generating significant earnings and cash flow and building world-renowned hospitality brands, all of which increase shareholder value. Mr. Holmes' specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Holmes should serve as our Director.

Myra J. Biblowit, 69, has served as a Director since July 2006. Since April 2001, Ms. Biblowit has served as President of The Breast Cancer Research Foundation. From July 1997 to March 2001, she served as Vice Dean for External Affairs for the New York University School of Medicine and Senior Vice President of the Mount Sinai-NYU Health System. From June 1991 to June 1997, Ms. Biblowit was Senior Vice President and Executive Director of the Capital Campaign for the American Museum of Natural History. Ms. Biblowit served as a director of Cendant from April 2000 to August 2006.

As a director of Cendant and a Director of Wyndham Worldwide, Ms. Biblowit has gained a broad understanding of Wyndham Worldwide's business, operations and culture. Ms. Biblowit's exceptional leadership experience with iconic research, educational and cultural institutions provides a unique perspective to the Board. As President of The Breast Cancer Research Foundation, a dominant funder of research around the world, Ms. Biblowit brings to the Board a global perspective, marketing skills and a commitment to supporting our communities that add significant value to the Board's contribution to our success. Ms. Biblowit's specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Biblowit should serve as our Director.

Louise F. Brady, 53, has served as a Director since November 2016. Since March 2013 she has served as the Managing Partner and co-founder of the venture capital fund Piedmont Capital Partners, LLC, which develops innovative technologies. She also currently serves as president of Blue Current, Inc., Advanced Chemotherapy Technologies, Inc. and Faster, LLC. From September 1996 to October 2013, she served as Vice President of Investments at Wells Fargo Advisors Financial Services.

Ms. Brady has spent her career focused on leading investment strategies and unlocking growth and value through developing innovative technologies in start-up companies, commercial banking and venture capital portfolio management. Ms. Brady's exceptional background and skills contribute financial expertise and perspective on innovation to our Board in areas that are important to our business. Ms. Brady's specific experience, qualifications and skills described above led the Board to conclude that she should serve as our Director.

James E. Buckman, 73, has served as a Director since July 2006 and Lead Director since March 2010. From May 2007 to January 2012, Mr. Buckman served as Vice Chairman of York Capital Management, a hedge fund management company headquartered in New York City. From May 1, 2010 to January 2012, Mr. Buckman also served as General Counsel of York Capital Management and from January 2007 to May 2007 he served as a Senior Consultant to York Capital Management. Mr. Buckman was General Counsel and a director of Cendant from December 1997 to August 2006, a Vice Chairman of Cendant from November 1998 to August 2006 and a Senior Executive Vice President of Cendant from December 1997 to November 1998. Mr. Buckman was Senior Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated from May 1997 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997.

Mr. Buckman brings to the Board exceptional leadership, experience and perspective necessary to be our Lead Director. His service as a director, Vice Chairman and General Counsel of Cendant and a Director of Wyndham Worldwide affords Mr. Buckman strong experience with Wyndham Worldwide's business and operations. Mr. Buckman's experience with leading hedge fund manager York Capital Management contributes valuable cross-industry experience and depth of knowledge. Mr. Buckman's specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Buckman should serve as our Director.

George Herrera, 61, has served as a Director since July 2006. Since December 2003, Mr. Herrera has served as President and Chief Executive Officer of Herrera-Cristina Group, Ltd., a Hispanic-owned, multidisciplinary management firm. From August 1998 to January 2004, Mr. Herrera served as President and Chief Executive Officer of the U.S. Hispanic Chamber of Commerce. Mr. Herrera served as President of David J. Burgos & Associates, Inc. from December 1979 to July 1998. Mr. Herrera served as a director of Cendant from January 2004 to August 2006.

Mr. Herrera provides the Board with exceptional leadership and management knowledge. As a Cendant director and a Director and Chair of the Corporate Governance Committee of Wyndham Worldwide, Mr. Herrera has gained a broad understanding of the role of the Board in our operations. Mr. Herrera's service as chief executive officer of multidisciplinary management firm Herrera-Cristina Group, Ltd. contributes extensive and varied management, finance and corporate governance experience. His service as President and CEO of the U.S. Hispanic Chamber of Commerce brings valuable government relations expertise to the Board. Mr. Herrera's specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Herrera should serve as our Director.

The Right Honourable Brian Mulroney, 79, has served as a Director since July 2006. Mr. Mulroney is a Senior Partner in the international law firm Norton Rose Fulbright. He served as Prime Minister of Canada from 1984 to 1993. Mr. Mulroney has served as a director of Blackstone Group L.P. since June 2007 and Quebecor Media Inc. since January 2001. Mr. Mulroney has served as Chairman of the Board of Quebecor Media Inc. since June 2014 and as Chairman of the International Advisory Board of Barrick Gold Corporation since 1995. Mr. Mulroney served as a director of Cendant Corporation from December 1997 to August 2006, Hicks Acquisition Co. I, Inc. from September 2007 to September 2009, Archer Daniels Midland Company Inc. from December 1993 to December 2009 and Barrick Gold Corporation from November 1993 to May 2014.

Mr. Mulroney brings exceptional leadership, experience and expertise to the Board. His service as a Director of Wyndham Worldwide provides the Board with knowledge of our business and strategy as well as a historical perspective on our growth and operations. Mr. Mulroney's service as the Prime Minister of Canada brings to the Board valuable leadership and international business and government relations expertise. He is a Senior Partner of the international law firm Norton Rose Fulbright, contributing valuable legal experience to the Board. As a director for other public companies, Mr. Mulroney offers valuable perspectives on board operations as well. Mr. Mulroney's specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Mulroney should serve as our Director.

Pauline D.E. Richards, 69, has served as a Director since July 2006. Since July 2008, Ms. Richards has served as Chief Operating Officer of Trebuchet Group Holdings Limited (formerly Armour Group Holdings Limited), an investment management company. From November 2003 to July 2008, Ms. Richards served as Director of Development at the Saltus Grammar School, the largest private school in Bermuda. From January 2001 to March 2003, Ms. Richards served as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited in Bermuda, a trust company business. From January 1999 to December 2000, she was Treasurer of Gulfstream Financial Limited, a stock brokerage company. From January 1999 to June 1999, Ms. Richards served as a consultant to Aon Group of Companies, Bermuda, an insurance brokerage company, after serving in senior positions from 1988 through 1998 including Controller, Senior Vice President and Group Financial Controller and Chief Financial Officer. Ms. Richards has served as a director of Apollo Global Management, LLC since March 2011 and Hamilton Insurance Group, Ltd. since December 2013. Ms. Richards served as a director of Cendant from March 2003 to August 2006.

Ms. Richards' extensive financial background and exceptional leadership experience provide the Board with financial accounting and management expertise and perspectives. Her service as a Cendant director and as a Director and member of the Audit Committee of Wyndham Worldwide brings to the Board valuable experience on financial reporting matters that are critical to the Board's oversight role. Ms. Richards' service as a chief financial officer and treasurer of leading finance companies allows her to offer important insights into the role of finance in our business and strategy. As a director for other public companies, Ms. Richards offers valuable perspectives on board operations as well. Ms. Richards' specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Richards should serve as our Director.

Michael H. Wargotz, 59, has served as a Director since July 2006. Since April 2017, Mr. Wargotz has served as an executive officer in residence at Axcess Worldwide, a brand experience marketing development agency, of which he co-founded in 2001. From July 2011 to June 2017, he was the Chairman of Axcess Ventures, an affiliate of Access Worldwide. From August 2010 to June 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From August 2009 to July 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., a leading provider of private aviation services, and from June 2004 to November 2006, he served as a Vice President of NetJets. Mr. Wargotz is a founding partner of Axcess Solutions, LLC, a strategic alliance, brand development and partnership marketing consulting firm, which originated in 2001. From January 1998 to December 1999, Mr. Wargotz served in various leadership positions with Cendant, including President and Chief Executive Officer of its Lifestyle Division, Executive Vice President and Chief Financial Officer of its Alliance Marketing Segment and Senior Vice President, Business Development. Mr. Wargotz was a Senior Vice President with HFS Incorporated from July 1994 to December 1997. Mr. Wargotz has served as a director of Resources Connection, Inc. since May 2009 and previously served as a director of CST Brands, Inc. from May 2013 to June 2017.

Mr. Wargotz's senior management experience with Axcess Worldwide, The Milestone Aviation Group and NetJets brings to the Board financial expertise and branding knowledge. As Chair of the Audit Committee of Wyndham Worldwide, he contributes financial reporting and compliance expertise and perspective. Mr. Wargotz's experience as President and CEO of Cendant's Lifestyle Division, Chief Financial Officer of Cendant's Alliance Marketing Segment and Senior Vice President of Cendant's business development function provides the Board with exceptional leadership and branding and development expertise in areas that are critical to our business. As a director for other public companies, Mr. Wargotz offers valuable perspectives on board operations as well. Mr. Wargotz's specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wargotz should serve as our Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (Committee) and the Committee's considerations and decisions made under those programs for our named executive officers for 2017.

In August 2017, we announced plans to spin-off our hotel business, which is expected to result in two separate, publicly traded companies. As a result of the planned transaction, our Hotel Group business will become a new, publicly traded hotel franchising and management company, Wyndham Hotels & Resorts, Inc. Our Vacation Ownership business, the largest timeshare company in the world, will be combined with the Destination Network business, home to RCI, the world's largest timeshare exchange company. The combined timeshare and vacation exchange company will be renamed Wyndham Destinations Inc. The transaction will be effected through a pro-rata distribution of Wyndham Hotels' common stock to existing Wyndham Worldwide shareholders, which we expect to be completed in the second quarter of 2018. We believe the spin-off is in the best interests of our shareholders, Wyndham Worldwide and our other constituents, as it will result in two publicly traded companies, each with increased strategic flexibility and an enhanced ability to maintain its focus on its core business and growth opportunities, facilitate future capital raising as needed and make the changes necessary to respond to developments in their respective markets. In 2017, the Committee made certain determinations regarding the compensation of our named executive officers in connection with the planned spin-off. These determinations are discussed below in this Compensation Discussion and Analysis and the tabular and narrative disclosures that follow.

Our Named Executive Officers.    Our named executive officers for 2017 are:

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Steve Holmes, Chairman and CEO

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David Wyshner, CFO

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Michael Brown, CEO, Wyndham Vacation Ownership

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Geoff Ballotti, CEO, Wyndham Hotel Group

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Gail Mandel, CEO, Wyndham Destination Network

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Tom Conforti, former CFO

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Tom Anderson, former Executive Vice President and Chief Real Estate Development Officer

See below under Actions Related to our Planned Spin-Off for information regarding management changes that are expected to occur in connection with the planned spin-off.

Solid Financial and Operational Performance for Shareholders.    In 2017 our management team led by our named executive officers produced solid financial and operational results continuing a multi-year track record of delivering outstanding value to our shareholders. Management accomplished these results while also undertaking the substantial efforts needed to effectuate the separation of Wyndham Worldwide into two publicly traded companies and despite the impact of severe weather events occurring in 2017.

We also continued to return capital to shareholders:

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We repurchased approximately $600 million of shares of our common stock under our share repurchase program in 2017 and have repurchased $5.7 billion of our shares since our inception following our 2006 spin-off from Cendant.

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In 2017, our Board approved a $1.0 billion increase in our share repurchase authorization.

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Share repurchases reduced diluted shares outstanding from 111 million shares in 2016 to 104 million shares in 2017, and from 200 million to 100 million shares since our inception.

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We paid dividends of over $242 million in 2017 and $1.4 billion since our inception.

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In 2017, our share price appreciated 51.7%. This, together with our 2017 dividend payments, resulted in a 55% total return to shareholders during 2017 which exceeded the one-year total returns on the S&P 500 index of 22%.

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We increased our dividend by 16% in February 2017 and by an additional 14% in February 2018.

Other key business and governance highlights included:

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The announcement of our spin-off, which is expected to result in two separate, publicly traded companies, as discussed above.

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In January 2018, we announced that we entered into an agreement to acquire the hotel franchise and hotel management businesses of La Quinta Holdings Inc. (La Quinta) for $1.95 billion in cash. This transaction is expected to close in the second quarter of 2018 subject to satisfaction of closing conditions.

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We announced our intention to explore strategic alternatives for our European vacation rental business in August 2017. In February 2018, we announced entry into an agreement to sell our European vacation rental business to Platinum Equity for approximately $1.3 billion. The transaction is expected to close in the second quarter of 2018 subject to satisfaction of closing conditions.

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Our Wyndham Rewards program – one of the blue threads that tie our brands together – is redefining loyalty for our customers by eliminating confusing rewards categories and instead offering a flat, free night redemption rate. It is the first major rewards program of its kind to expand its redemption options beyond hotels to include both vacation ownership and vacation rental properties. Enrollment in our Wyndham Rewards program increased by nearly six million new members in 2017. Wyndham Rewards was also named one of the top hospitality loyalty programs by U.S. News & World Report and the most generous program by IdeaWorks in 2017.

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In 2017, Wyndham Vacation Ownership grew sales to new owners by 15%. New owners accounted for 36% of Wyndham Vacation Ownership's sales volume in 2017.

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We were recognized among FORTUNE'S World's Most Admired Companies and the World's Most Ethical Companies by Ethisphere. Our holistic integration of responsible environmental, social and governance (ESG) practices continues to be an important driver of our success.

Our 2017 performance laid a solid foundation for the two new, stand-alone public companies that will result from the completion of our planned spin-off. Following the planned spin-off, the shareholder value principles that drive Wyndham Worldwide will continue to guide our company:

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A focus on fee-for-service business models that produce consistent reliable earnings growth and generate strong free cash flows

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A capital structure that is efficient without taking undue risk

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A capital allocation philosophy that invests in the business and returns excess cash to shareholders

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A disciplined M&A approach that results in acquisitions that are both strategically and financially attractive

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A fundamental belief that we work for our shareholders and that the best way to deliver for shareholders is to maintain an innovative and inclusive culture that fosters employee engagement and delivers excellent value for our partners, owners and consumers

Our Executive Compensation Program and Governance Align with Shareholder Interests.    We engage in the following practices to ensure that our executive compensation program and governance align with our shareholders' interests.

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Our annual incentive compensation program requires achievement of rigorous, profitability-based performance metrics designed to incentivize high-performance and achievement of annual financial goals and thus creates value for our shareholders.

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Equity awards granted to our named executive officers under our long-term incentive plan are designed to align their interests with our shareholders. Equity awards constitute approximately 75% of our executives' target annual total compensation and vest over multi-year periods.

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Our incentive compensation program includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of performance goals based on adjusted per share earnings measures over a cumulative three-year period, incentivizing medium-term high performance and value growth for our shareholders.

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We grant our named executive officers restricted stock units subject to multi-year vesting requirements designed to retain our executives and ensure that a significant portion of their compensation is tied to long-term stock price performance.

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We have implemented a shareholder outreach program to seek shareholder feedback on our governance and executive compensation practices. In 2016, in response in part to feedback from our shareholders and the major proxy advisory services, we modified the peer group we use for compensation benchmarking and added a new Director to our Board. In addition, in 2017, the Compensation Committee revised our CEO's equity-based compensation structure, increasing the percentage of his total target compensation that is performance-based to 67% to further align his interests with shareholder interests. We continue to review all of our governance and compensation practices.

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Our CEO receives no tax gross-ups for personal aircraft use or other perquisites.

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We have policies prohibiting our Directors and senior executives from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.

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Our named executive officers do not have the right to receive cash severance solely upon the occurrence of a change-in-control.

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None of our executive officers are entitled to any tax gross-up in connection with severance payments upon termination of employment.

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Consistent with our core values of acting with integrity, respecting everyone everywhere, providing individual opportunity and accountability, improving our customers' lives and supporting our communities, we are committed to strong ESG principles.

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Our Board is diverse and all of our Directors, other than our Chairman and CEO, are independent Directors.

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All of our Directors are accountable to shareholders through annual elections and we maintain a majority voting policy for uncontested Director elections.

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We have publicly reported on ESG matters for the last seven years demonstrating our commitment to and leadership in corporate social responsibility. Our teams have collaborated to integrate the strategic priorities of sustainability, diversity, human rights, ethics, philanthropy and community support directly into our operations while at the same time consistently delivering strong performance across our businesses.

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In 2016, we reduced our carbon emissions of our operationally controlled assets by 33% and reduced water consumption by 20%. We also achieved a waste diversion rate of 30%. As of December 31, 2016, 27% of suppliers were considered to be in alignment with our sustainability initiatives. In addition, we have reached our goal to plant one million trees which has helped us to improve our environmental footprint.

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We continue to receive positive feedback from our shareholders and other stakeholders for our commitment to strong ESG principles. In addition, our ESG efforts are consistently honored and for the fifth consecutive year we were ranked by the Dow Jones Sustainability Index as the North American hospitality leader. For the last three years, the Carbon Disclosure Project has rated our climate change program and initiatives at the A level. For a fourth consecutive year, Ethisphere Institute named us as one of the World's Most Ethical Companies in 2018, and in 2017 DiversityInc. recognized us as one of the Top 50 Companies for Diversity five years in a row. In 2017 and 2018, we received a perfect score on the Human Rights Campaign Corporate Equality Index.

Compensation Actions for 2017.    As discussed in more detail below, the compensation decisions and other actions applicable to our named executive officers were as follows:

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In August 2016, the Committee adopted changes to the peer group we use for compensation benchmarking purposes, as described below under Compensation Review and Benchmarking, effective for 2017.

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In February 2017, to better align us with our peers, external market trends and our shareholders' interests, the Committee approved a new compensation structure for our CEO which increased the portion of his total target compensation, consisting of base salary, target annual cash incentive award and target long-term incentive awards, that is performance-based and at-risk. Under this new structure, Mr. Holmes' base salary represented 11% of his total target compensation, his target annual cash incentive award represented 23% of his total target compensation, and his target long-term equity incentive award, comprised of 67% PVRSUs and 33% RSUs, represented 66% of his total target compensation. Accordingly, for 2017, 67% of our CEO's total target compensation was performance-based and at-risk.

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In February 2017, the Committee determined not to increase our named executive officers' base salaries for 2017, with the exception of one named executive officer who received a market adjustment. For 2017, we paid our named executive officers the base salaries listed in the Summary Compensation Table below.

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In February 2017, the Committee granted time-vesting restricted stock units (RSUs) and performance-vesting restricted stock units (PVRSUs) to our named executive officers in the amounts listed below in the Grants of Plan-Based Awards Table.

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In February 2017, the Committee approved the factors to be used to determine any potential 2017 annual incentive compensation for our named executive officers. These factors are described below under Annual Incentive Compensation.

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In February 2017, the Committee approved 2017 executive perquisites. Named executive officer compensation for 2017 attributable to perquisites is described in the All Other Compensation Table below.

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In May 2017, 80% of the shares voted on our Say-on-Pay Vote at our 2017 annual meeting affirmatively voted in support of the compensation of our named executive officers as described in our 2017 proxy statement.

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In February 2018, the Committee approved and we paid our named executive officers 2017 annual incentive compensation in the amounts listed in the Summary Compensation Table.

Named Executive Officer Matters.    As described in more detail below under Employment Agreements, in 2017, we entered into employment agreements with Mr. Brown in connection with his appointment as CEO, Wyndham Vacation Ownership, and with Mr. Wyshner in connection with his appointment as our CFO, and the employment agreements of Mr. Holmes, Mr. Ballotti and Ms. Mandel were amended to extend the terms of their respective agreements.

In August 2017, Mr. Conforti ceased serving as our CFO and transitioned into a senior advisory role until the completion of the planned spin-off. In connection with his transition, we entered into a separation and release agreement with Mr. Conforti which provides for his employment terms as a senior advisor and his severance entitlement upon separation from employment with the company.

In April 2017, Mr. Anderson ceased serving as our Executive Vice President and Chief Real Estate Development Officer. His severance was consistent with the terms of his employment agreement.

Actions Related to our Planned Spin-Off.    In addition, in anticipation of the planned spin-off, the Board and Compensation Committee made the following determinations with respect to our named executive officers and other executive compensation-related items:

In August 2017, the Committee determined that, subject to completion of the planned spin-off, outstanding Wyndham Worldwide equity awards would be treated as follows:

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Unvested time-vesting RSUs covering shares of Wyndham Worldwide stock (which will become Wyndham Destinations stock following completion of the planned spin-off) will remain outstanding and the holders of such RSUs will receive additional time-vesting RSUs covering shares of stock of Wyndham Hotels in accordance with the spin-off distribution ratio.

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  For individuals who remain employees of Wyndham Destinations following completion of the planned spin-off, the RSUs covering Wyndham Destinations shares will vest upon the earliest to occur of the six-month anniversary of the completion of the planned spin-off, Wyndham Destinations' termination of the individual's employment without cause, or any earlier vesting date provided for in the existing RSU award agreement, subject to the individual's continued employment with Wyndham Destinations through the applicable vesting date. The RSUs covering shares of Wyndham Hotels will fully vest upon completion of the planned spin-off, subject to the individual's continued employment through that date.

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    For individuals who become employees of Wyndham Hotels upon completion of the planned spin-off, the RSUs covering Wyndham Hotels shares will vest upon the earliest to occur of the six-month anniversary of the completion of the planned spin-off, Wyndham Hotels' termination of the individual's employment without cause, or any earlier vesting date provided for in the existing RSU award agreement, subject to the individual's continued employment with Wyndham Hotels through the applicable vesting date. The RSUs covering shares of Wyndham Destinations will fully vest upon completion of the planned spin-off, subject to the individual's continued employment through that date.

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Upon the completion of the planned spin-off, unvested PVRSUs will fully time vest, without pro-ration, and performance vest based on actual performance achievement determined as of the date of the spin-off and will be settled in both Wyndham Destinations stock and Wyndham Hotels stock in accordance with the spin-off distribution ratio. It is expected that PVRSUs granted in 2016 will vest at 80% and PVRSUs granted in 2017 will vest at 100% based on performance achievement.

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For individuals whose employment with Wyndham Worldwide is terminated by the company without cause on or prior to completion of the planned spin-off, their RSUs will vest upon termination. Following the completion of the planned spin-off, the shares of Wyndham Worldwide received upon vesting of such RSUs will become Wyndham Destinations stock and the individual will also receive shares of Wyndham Hotels stock in accordance with the spin-off distribution ratio. In addition, upon termination, their PVRSUs will fully time vest, without pro-ration, and will performance vest based on actual performance achievement determined as of the date of the spin-off and will be settled in both Wyndham Destinations stock and Wyndham Hotels stock in accordance with the spin-off distribution ratio.

Also in August 2017, the Board amended the 2006 Equity and Incentive Plan on the recommendation of the Committee to permit accelerated vesting of performance-based equity awards subject to Code Section 162(m).

In October 2017, in recognition of the commitment and hard work of the company's associates in a challenging environment together with the company's strong financial performance through the first half of 2017, our Board determined to provide each employee, including our named executive officers, a guaranteed minimum payout under the 2017 annual incentive program of 75% of target, with the potential to earn up to the maximum payout subject to achievement of the performance metrics under the plan.

We have also announced the following management changes in connection with the planned spin-off:

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Upon completion of the planned spin-off, Mr. Holmes will cease serving as our CEO and become the Non-Executive Chairman of the Board of both Wyndham Destinations and Wyndham Hotels, and Mr. Brown will assume the role of CEO of Wyndham Destinations.

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Mr. Ballotti will be appointed as CEO of Wyndham Hotels upon the completion of the planned spin-off.

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Mr. Conforti ceased serving as our CFO and as an executive officer on August 4, 2017 and transitioned into a senior advisory role. He will continue in this role until the completion of the planned spin-off.

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Mr. Wyshner was appointed as our CFO and was named CFO of Wyndham Hotels upon the completion of the planned spin-off.

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Michael Hug, Executive Vice President and CFO of Wyndham Vacation Ownership since 2005, will be appointed as CFO of Wyndham Destinations upon the completion of the planned spin-off.

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It is expected that Ms. Mandel will cease employment with Wyndham Destinations upon the later of the completion of the planned spin-off and the closing of the sale of our European vacation rental business subject to conditions to be agreed upon.

Total Compensation Strategy

We employ a Total Compensation Strategy designed to achieve the following objectives:

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Attract and retain superior senior management talent. We believe that attracting and retaining superior senior managers are integral to our ongoing success. Our named executive officers possess extensive experience in our businesses and the hospitality industry segments in which we compete and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our company. Accordingly, our Total Compensation Strategy is designed in part to promote a long-term commitment from our named executive officers.

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Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality, service, franchise and brand portfolio companies. We broadly target total compensation, consisting of base salary, cash-based target annual incentive compensation and equity-based target long-term incentive compensation, to be generally consistent with the market median but may approach the 75th percentile of our peer group, but as described below, the Committee does not view this benchmark as a rigid standard. We also provide our named executive officers with perquisites which we believe are consistent with our peers and health, welfare and retirements benefits which are reviewed on a company-wide basis and are deemed to be market competitive.

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Support a high-performance environment by linking compensation with performance. Our key goals are to increase our earnings, cash flow and shareholder value. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results. Accordingly, compensation levels are strongly influenced by corporate, business unit and individual performance.

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Support a long-term focus for our executives that aligns their interests with the interests of our shareholders. Long-term incentive compensation is intended to align the interests of our named executive officers with those of our shareholders as well as support our goal of retaining our key personnel.

Compensation Committee Matters

Wyndham Worldwide Compensation Committee.    The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and shareholder interests. The Committee operates under a written charter adopted by the Board. The Committee reviews the charter on an annual basis. The Committee's membership is determined by the Board and is composed entirely of independent Directors. The Committee Chair reports at our Board meetings on Committee actions and recommendations.

Executive Compensation Consultant.    For 2017, Aon Hewitt was retained by the Committee as a third-party advisor to provide independent advice, research and evaluation related to executive compensation and was paid approximately $200,055 for its services during 2017. In this capacity, the Committee utilizes reports and analyses prepared by Aon Hewitt. Aon Hewitt was retained to provide the Committee with competitive market pay analyses including compensation measurement services, peer group proxy data studies and market trends.

Wyndham Worldwide has historically engaged affiliates of Aon Hewitt for insurance brokerage and actuarial services. In this capacity, management engaged Aon Risk Services, Inc., without Board involvement, to provide insurance brokerage and actuarial services to Wyndham Worldwide during 2017. We paid approximately $1,215,000 to Aon Risk Services, Inc. for these services during 2017, which amount was offset by commissions paid to Aon Risk Services, Inc. by insurance carriers for placing Wyndham Worldwide policies.

Aon Hewitt has in place policies and procedures designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include segregation of executive compensation services in a separate business unit with performance results of that unit measured solely based on the executive compensation services, clearly defined engagements with compensation committees separate from any other services provided, management of multiservice client relationships by separate account executives, no incentives provided for cross-selling of services and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon Hewitt in accordance with New York Stock Exchange requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon Hewitt is objective and independent.

Management's Role.    Our management plays a significant role in our executive compensation process including evaluating executive performance and recommending base salary merit increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO works with the Committee to establish the agenda for Committee meetings and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee's request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee.

Compensation Committee Discretion.    For 2017, while the Committee reviewed management's recommendations, the Committee retained discretion over all elements and levels of the named executive officers' compensation. For 2017, the Committee generally based its decisions on a combination of management's recommendations with respect to executive compensation other than for our CEO and the external market data provided by our management and compensation consultant. Named executive officers, however, do not provide recommendations to the Committee as to their own compensation.

Committee Consideration of Say-on-Pay Vote.    We currently hold an advisory vote on the compensation of our named executive officers (Say-on-Pay Vote) on an annual basis in accordance with the preference expressed by our shareholders at our 2017 annual meeting regarding the frequency of the Say-on-Pay Vote.

We maintain a shareholder outreach program to seek shareholder feedback on our governance and executive compensation practices. At our 2017 annual meeting, 80% of the shares voted on our

Say-on-Pay Vote affirmatively voted in support of the compensation of our named executive officers as described in the 2017 proxy statement. The Committee reviewed the outcome of the 2017 advisory vote and believes that the level of support affirms our current executive compensation structure and program. In the future the Committee will continue to review our executive compensation program taking into consideration the outcome of our Say-on-Pay Votes, shareholder and proxy advisory service feedback and other relevant factors in making compensation decisions for our named executive officers.

Annual Evaluation and Compensation Risk Assessment.    An important aspect of the Committee's work relates to the annual determination of compensation for our named executive officers. The Committee meets each year to review the performance of the named executive officers and review, consider and approve any potential increases in base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.

As part of its annual review, the Committee reviews the potential for any material risks arising from or relating to our compensation programs. Based on this review, the Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Wyndham Worldwide. In reaching its conclusion, the Committee considered the following aspects of our compensation programs believed to encourage the management of our business in a prudent manner:

•
The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.

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Our performance-based compensation is in large part keyed to our earnings, aligning interests of shareholders and management, and designed to improve our core operating results as opposed to using leverage or other high risk strategies.

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Our annual incentive compensation opportunities and PVRSUs are capped at a specified maximum as a countermeasure to excessive risk-taking.

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Our commission-based sales programs are monitored by management for compliance with law and internal policies.

Employment Agreements

We have employment agreements with each of our named executive officers the terms of which form the basis of our named executive officers' compensation elements and levels. The compensation elements provided under the agreements are reviewed annually by management, our compensation consultant and the Committee against the peer group described below under Compensation Review and Benchmarking.

In 2017, the following actions were taken with respect to our named executive officers' employment agreements:

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The employment agreement of Mr. Holmes, our CEO, was amended in July 2017 to extend the term of his employment agreement. Effective upon the planned spin-off, Mr. Holmes will cease his employment with the company and his agreement will no longer be in effect. He will remain on our Board as our Non-Executive Chairman. In connection with his cessation of employment as our CEO, we expect to enter into a separation and release agreement with Mr. Holmes.

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We entered into an employment agreement with Mr. Brown in April 2017 in connection with his appointment as CEO, Wyndham Vacation Ownership. In 2018, we expect to enter into a new employment agreement with Mr. Brown in connection with his appointment as Chief Executive Officer of Wyndham Destinations following the planned spin-off.

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The employment agreement of Mr. Ballotti, CEO, Wyndham Hotel Group, was amended in February 2017 to extend the term of his employment agreement. In 2018, it is expected that Mr. Ballotti will enter into a new employment agreement in connection with his appointment as Chief Executive Officer of Wyndham Hotels following the planned spin-off.

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We entered into an employment agreement with Mr. Wyshner in connection with his appointment as our CFO in August 2017. Mr. Wyshner's employment agreement will be assigned to Wyndham Hotels in connection with the planned spin-off.

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In 2018, we expect to enter into an employment agreement with Mr. Hug in connection with his appointment as CFO of Wyndham Destinations following the planned spin-off.

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We expect to enter into a separation and release agreement with Mr. Conforti in connection with his separation from employment following completion of the planned spin-off.

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The employment agreement of Ms. Mandel, CEO, Wyndham Destination Network, was amended in August 2017 to extend the term of her employment agreement. It is expected that Ms. Mandel will cease employment with Wyndham Destinations upon the later of the completion of the planned spin-off and the closing of the sale of our European vacation rental business subject to conditions to be agreed upon. We expect to enter into a separation and release agreement with Ms. Mandel in connection with her cessation of employment.

The terms of the employment agreements with our named executive officers and any amendments are described below under Agreements with Named Executive Officers.

Compensation Review and Benchmarking

Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain superior senior managers. In addition, this market information is a factor that management and the Committee consider in assessing the reasonableness of the compensation of our executives.

2017 Peer Group Composition.    In August 2016, the Committee reviewed our peer group composition used for executive compensation benchmarking purposes. As a result of this review, the Committee determined to make changes to our peer group, effective for 2017, based upon the review and recommendation of Aon Hewitt. The following companies were added to the peer group: Hilton Worldwide Holdings Inc., a direct competitor and similar in size to the company; Las Vegas Sands Corp., a global business in a related industry; and Priceline, a competitor in e-commerce. Additionally, the following companies were removed from the peer group for reasons related to size, change in structure, acquisition of the company or limited availability of data: American Express Company, The Walt Disney Company, Ryman Hospitality Properties Inc., InterContinental Hotels and Starwood Hotels & Resorts Worldwide, Inc.

For 2017, the Committee utilized the peer group of companies listed below, as recommended by our compensation consultant and approved by the Committee, based on one or more of the following criteria and the criteria noted above: companies or divisions within companies in generally the same industry or business as Wyndham Worldwide; companies that were similar in size to Wyndham

Worldwide in terms of revenues and market value; companies used by analysts to compare Wyndham Worldwide's financial performance; organizations with a global presence; organizations with which we compete for executive talent; and organizations in similar markets or with a similar business model such as non-hospitality companies that have franchise and brand portfolio operations.

Our peer group for 2017 executive compensation benchmarking consisted of the following companies:

Carnival Corporation & Plc	Las Vegas Sands Corp.
Choice Hotels International, Inc.	Marriott International, Inc.
Colgate Palmolive Company	MGM Mirage
Darden Restaurants, Inc.	Priceline
Expedia Inc.	Royal Caribbean Cruises Ltd.
Hilton Worldwide Holdings Inc.	Starbucks Corporation
Host Hotels & Resorts, Inc.	Wynn Resorts, Limited
Hyatt Hotels Corp.	Yum Brands, Inc.

2017 Peer Review.    In February 2017, our compensation consultant conducted a competitive review of the compensation elements and levels of our named executive officers using the 2017 peer group. As part of this review, our compensation consultant prepared and management provided the Committee with total compensation summaries and tally sheets for the named executive officers together with related peer group data. The objectives of the compensation review were to compare for consistency the compensation of our executives to that of similarly-situated executives and ensure that our compensation practices and elements are consistent with our Total Compensation Strategy.

Our compensation consultant's review of peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, time-based long-term incentive compensation, total cash compensation and total compensation. Compensation levels were obtained for the peer group median, average, 25th and 75th percentiles for each compensation element at target level performance (excluding for this purpose premium levels of performance under our annual and long-term incentive compensation programs) to provide an understanding of our compensation practices against competitive pay practices. For certain executives, such as our former Chief Real Estate Development Officer, due to limited comparability of peer group data, this data, along with supplemental general industry survey data provided by our compensation consultant, is used only as a broad competitive reference point.

Using this competitive review and consistent with our Total Compensation Strategy, we broadly target total compensation (consisting of base salary, target annual incentive compensation and target long-term incentive compensation) to be generally consistent with the market median but may approach the 75th percentile of the peer group. However, the Committee does not view this benchmark as a rigid standard because the Committee does not believe that categorical guidelines or formulae are appropriate for determining the mix or levels of compensation for our named executive officers. The Committee views benchmarking simply as one factor in making compensation decisions for our named executive officers as it does not account for subjective factors such as challenges we face as a company, individual past and expected future performance, leadership ability, recruiting and retention needs, succession planning, experience or scope of responsibility. As a result, our named executive officers' target compensation opportunities as well as actual total compensation may be above or below targeted levels based on these factors. The Committee's review of peer group data in 2017 showed that actual total compensation paid to our named executive officers was generally consistent with or above the 75th percentile. In one instance, where one of our NEO's actual total compensation fell below our intended benchmark, the Committee approved a market adjustment to base salary as discussed below.

On an annual basis our compensation consultant also reviews the general framework and elements of our executive compensation program. Based on this review, our compensation consultant advised management and the Committee that the elements of compensation that we provide our named executive officers are consistent with the compensation elements provided by our peer group companies. As part of this review, our compensation consultant prepared tally sheets for each named executive officer. In addition to reviewing market data, the Committee reviews these tally sheets which identify the value of each compensation element, including base salary, annual incentive compensation, long-term incentive compensation, perquisites and the value of severance and change-in-control payments under various termination and change-in-control scenarios against internal targets as well as performance of competitors, recruiting and retention pressures, internal pay equity and succession and development planning.

Reviewing the tally sheets helps the Committee to balance the various compensation elements so that no single element is too heavily weighted and there is an appropriate mix between fixed and variable compensation and short-term and long-term compensation to ensure alignment with our Total Compensation Strategy. As each compensation element has different objectives as discussed below, Committee review and determinations with respect to one element generally do not influence decisions regarding the other elements to the extent total compensation is consistent with our Total Compensation Strategy. Given the significant scope and responsibilities of our CEO, which are greater than those of our other named executive officers, the Committee believes any differences between the individual compensation elements and the total compensation of our CEO and the other named executive officers are appropriate.

Base Salary

Consistent with our Total Compensation Strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income. For consideration of 2017 base salary merit increases, management provided the Committee with a market assessment of annual salary increases utilizing external market data from World at Work, Aon Hewitt, Towers Watson and Mercer annual salary increase surveys.

Base salary merit increases are generally based on this market analysis and a review of the individual performance of the named executive officers. To review the individual performance of our named executive officers, senior management (or in the case of our CEO, the Committee) reviews the executives' individual contributions and personal leadership together with their performance on corporate or business unit strategic objectives including business development, business drivers and cost reduction initiatives.

In February 2017, although the company had solid financial results in 2016, the Committee, upon review of the market analysis and the base salaries of our named executive officers compared to their peers, determined not to provide merit increases to their 2017 base salaries. Ms. Mandel however received a 10% market adjustment.

The base salaries of Mr. Brown, appointed in April 2017, and Mr. Wyshner, appointed in August 2017, were established pursuant to the terms of their respective employment agreements based on review of market analysis provided by our compensation consultant. Following his resignation as our CFO, Mr. Conforti's annual base salary rate for the balance of the year was reduced to $100,000 for his advisory services.

For 2017, we paid our named executive officers the base salaries listed in the Summary Compensation Table below.

Annual Incentive Compensation

Consistent with our Total Compensation Strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive our short-term financial and operating performance and thus create value for our shareholders.

In February 2017, management recommended and the Committee approved a combination of factors to determine potential 2017 annual incentive compensation for our named executive officers including actual total company (corporate) and/or business unit Earnings Before Interest and Taxes (EBIT), as adjusted, a standard measure of our profitability, as measured against target EBIT established at the beginning of the plan year, and a target award opportunity generally expressed as a percentage of each executive's base salary. An executive's annual incentive compensation may be higher or lower than target annual incentive compensation depending on corporate and/or business unit performance. The maximum annual incentive award opportunity for our named executive officers under the annual incentive compensation program is 150% of the target award opportunity.

The EBIT targets set for the corporation and its business units are recommended by management subject to approval by the Committee and are based on operating budgets that reflect our strategic plan. EBIT may be adjusted to reflect certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance such as restructuring costs and impairments, the categories of which are specified at the outset of the performance period. Consistent with our Total Compensation Strategy, we believe that the EBIT targets set appropriate goals for our executives to achieve short-term earnings growth and create shareholder value. We further believe that using our annual incentive compensation program to provide incentives to our named executive officers to exceed the EBIT targets and accomplish our strategic objectives is an important tool to implement our Total Compensation Strategy.

Following the completion of each year, the Committee reviews the corporate and business unit operating results achieved against the pre-established EBIT targets approved by the Committee. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive's individual contributions and personal leadership together with their performance on corporate or business unit strategic objectives, business drivers, business development and other initiatives as applicable. If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward or not provide the executive's annual incentive compensation award.

Under our 2017 annual incentive program, the pre-established performance tiers ranged from 97% up to 105.6% of the EBIT target for the corporation and each business unit, with corresponding payout levels ranging, respectively, from 25% of the target award opportunity up to a maximum of 150% of the target award opportunity. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the 150% maximum payout. Performance achievement below 97% of the EBIT target for the corporation or a business unit results in no payout with respect to any portion of the award based on such corporate or specific business unit's performance. As discussed above under Actions Related to our Planned Spin-Off, in October 2017 it was determined that each employee, including our named executive officers, would receive a guaranteed minimum annual incentive payout of 75% of target, with the potential to earn up to the maximum payout subject to achievement of the performance metrics under the plan.

For 2017, EBIT targets and results were as follows: the corporate EBIT target was $1.1296 billion and actual adjusted corporate EBIT was $1.1303 billion or 100.1% of the target; the Wyndham Hotel Group EBIT target was $334.8 million and actual Wyndham Hotel Group adjusted EBIT was $339.9 million or 101.5% of the target; the Wyndham Destination Network EBIT target was $313.2 million and actual Wyndham Destination Network adjusted EBIT was $302.7 million or 96.6% of target; and the

Wyndham Vacation Ownership EBIT target was $635.7 million and actual Wyndham Vacation Ownership adjusted EBIT was $631.8 million or 99.4% of the target.

Annual incentive compensation paid to Mr. Holmes, Mr. Wyshner and Mr. Conforti was weighted 100% on the corporate results. The Committee reviewed the corporate results together with Mr. Holmes' individual performance and determined that he receive a 2017 annual incentive compensation award at 106% of target. Management reviewed the corporate results together with Mr. Wyshner's individual performance and recommended to the Committee that he receive 2017 annual incentive compensation at 106% of target, which amount was prorated in accordance with the terms of his employment agreement. Management reviewed the corporate results together with Mr. Conforti's individual performance and recommended to the Committee that he receive 2017 annual incentive compensation at 53% of target.

Annual incentive compensation paid to Mr. Ballotti was weighted 25% on the corporate results and 75% on Wyndham Hotel Group results. Management reviewed the Wyndham Hotel Group and corporate results together with Mr. Ballotti's individual performance and recommended to the Committee that he receive 2017 annual incentive compensation at 108.3% of target.

Annual incentive compensation paid to Ms. Mandel was weighted 25% on the corporate results and 75% on Wyndham Destination Network results. Management reviewed the Wyndham Destination Network results, which would have resulted in no payout, and corporate results, which were achieved at slightly above target, together with Ms. Mandel's individual performance and recommended to the Committee that she receive 2017 annual incentive compensation at 82.8% of target, reflecting the minimum guaranteed bonus for the portion of her payout based on Wyndham Destination Network results and actual performance results for the portion of her payout based on corporate results.

For 2017, pursuant to the terms of his employment agreement, Mr. Brown was paid a guaranteed bonus equal to his target award opportunity of 100% of base salary.

Mr. Anderson ceased employment with the company in April 2017 and did not participate in our annual incentive compensation program for 2017.

The Non-Equity Incentive Plan and Bonus columns of the Summary Compensation Table below list the annual incentive compensation we paid our named executive officers for 2017.

Long-Term Incentive Compensation

Consistent with our Total Compensation Strategy, we provide our named executive officers with long-term incentive compensation to create incentives to achieve share price appreciation for the benefit of shareholders and encourage retention. Accordingly, 2017 long-term incentive compensation for our named executive officers focused on aligning their interests with those of shareholders, achieving competitiveness with the external market, rewarding key talent contributions and retention. Long-term incentive compensation is granted under our 2006 Equity and Incentive Plan. Our compensation consultant and the Committee periodically review our plan design to confirm its consistency with our peers with respect to items such as long-term incentive mix prevalence and vesting provisions. Additionally, due to the large portion of our named executive officers' total target compensation that is attributable to long-term incentive compensation, our compensation consultant and the Committee reviewed long-term incentive amounts exclusive of our long-term incentive plan (LTIP) modifier awards against peer data and confirmed general consistency with the 75th percentile.

Management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. For 2017, the aggregate budget was allocated based on the relative number of eligible executives in corporate services and the business units. Long-term incentive compensation is then recommended by management (other than for our CEO, which is determined by the

Committee) and granted by the Committee to the named executive officers based on individual performance review, tenure, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include corporate or business unit results of operations, achievement of strategic objectives and leadership characteristics.

Based on these factors, annual long-term incentive awards were granted to our named executive officers in the form of RSUs and PVRSUs.

An RSU represents the right to receive a share of our common stock on a set vesting date subject to continued employment and provides the executive incentive to drive share price appreciation while encouraging retention.

A PVRSU represents the right to receive a share of our common stock on a set vesting date subject to achievement of pre-established performance goals and continued employment and provides the executive incentive to drive earnings growth and share price appreciation while encouraging retention.

Changes to our CEO's Long-Term Incentive Award for 2017.    In February 2017, to better align us with our peers, external market trends and our shareholders' interests, the Committee approved a new structure for our CEO's 2017 long-term incentive awards which increased the portion that is performance-based. Historically our CEO's long-term incentive awards were granted in the form of stock-settled stock appreciation rights (SSARs) and RSUs plus the LTIP modifier in the form of PVRSUs. For 2017, our CEO's long-term incentive awards were instead granted in the form of RSUs and PVRSUs. Approximately 67% of our CEO's 2017 target long-term incentive award was in the form of PVRSUs, 100% of which vest if target performance is achieved, and the remaining 33% in the form of RSUs. As a result, for 2017, 67% of our CEO's total target compensation was performance-based and at-risk. As designed, if we achieved premium levels of performance at maximum, Mr. Holmes' 2017 long-term equity incentive award payout would be comprised of 20% RSUs and 80% PVRSUs.

2017 PVRSU Awards.    The performance goals for our 2017 PVRSU awards were set by the Committee based on our three-year projected target EBIT per share established at the time of grant of the PVRSU award. EBIT per share is defined as earnings before interest and taxes per diluted weighted average share outstanding. Target EBIT per share represents a level of EBIT per share consistent with our projected operating budget.

For our CEO, 100% of his target PVRSUs vest if we achieve target EBIT per share performance, as adjusted, and he can earn up to 200% of his target PVRSUs for performance achievement at or above 108% of target EBIT per share performance.

For our other named executive officers, the performance goals are set at levels that exceed target EBIT per share performance such that no portion of their PVRSU awards will vest unless actual EBIT per share, as adjusted, exceeds target EBIT per share. As a result, the probable outcome with respect to these awards at the time of grant is that EBIT per share in excess of target EBIT per share will not be achieved and no PVRSUs will be earned.

The Committee believes that the PVRSU performance goals established for our CEO and our other named executive officers are consistent with the Committee's intention of making the vesting of these awards contingent upon achieving exceptional growth in EBIT per share that strongly benefits shareholders.

Vesting of PVRSUs granted in 2017 is contingent upon achievement of the levels of performance specified below and where performance is achieved between these specified performance tiers the number of vested PVRSUs is interpolated:

PVRSUs Granted to our CEO:

Performance Achievement as % of Cumulative EBIT per Share Target	Level of Vesting as % of Target PVRSUs

92%	0% of PVRSUs

94%	25% of PVRSUs

96%	50% of PVRSUs

98%	75% of PVRSUs

100%	100% of PVRSUs (target)

102%	125% of PVRSUs

104%	150% of PVRSUs

106%	175% of PVRSUs

108%	200% of PVRSUs (maximum)

PVRSUs Granted to our Other Named Executive Officers:

Performance Achievement as % of Cumulative EBIT per Share Target	Level of Vesting as % of Total PVRSUs

100%	0% of PVRSUs (target)

102%	25% of PVRSUs

104%	50% of PVRSUs

106%	75% of PVRSUs

108%	100% of PVRSUs (maximum)

For our named executive officers other than our CEO, no shares vest under the terms of these awards unless our cumulative EBIT per share performance exceeds 100% of target EBIT per share at the end of the three-year performance period. The total cost of these PVRSUs is fully funded by achievement of the EBIT per share performance goals, which represent premium levels of earnings growth.

The EBIT per share results may be adjusted to reflect certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance, such as restructuring costs and impairments, the categories for which are specified at the outset of the performance period. Subject to achievement of performance tiers, vesting occurs on the third anniversary of the grant date, or if later, upon certification of results by the Committee.

Consistent with the objectives described above, in February 2017, the Committee granted RSUs and PVRSUs to each of our named executive officers in the amounts listed below in the Grants of Plan-Based Awards Table.

In 2015, PVRSU awards were granted to our named executive officers covering a three-year performance period including years 2015, 2016 and 2017. In February 2018, these PVRSU awards vested at the maximum level due to earnings per share growth that exceeded 108% of the three-year cumulative earnings per share target.

The 2017 Outstanding Equity Awards at Fiscal Year End Table provides additional information regarding the results of our 2015 PVRSU awards and performance through 2017 year end with respect to outstanding PVRSU awards granted in 2016 and 2017. All outstanding PVRSUs granted in 2016 and 2017 will fully vest, without pro-ration, subject to the completion of the planned spin-off, with the number of shares earned based on actual achievement against performance metrics determined as of the date of the planned spin-off. It is expected that PVRSUs granted in 2016 will vest at 80% and PVRSUs granted in 2017 will vest at 100% based on performance achievement. PVRSUs awards will be settled in shares of Wyndham Destinations and Wyndham Hotels stock in accordance with the spin-off distribution ratio.

2018 RSU Grants.    In March 2018, the Committee determined not to award its customary annual long-term incentive grants in the form of RSUs and PVRSUs in light of the planned spin-off. The Committee determined instead to grant transaction awards in the form of time-vesting RSUs to certain management and officer-level employees, including Mr. Wyshner, Mr. Ballotti and Mr. Brown who each received an award of 12,109 RSUs, in order to encourage continued employment with Wyndham Hotels or Wyndham Destinations, as applicable, after completion of the spin-off. These RSUs are not subject to acceleration upon completion of the spin-off and will fully vest upon the earlier of 30 days following the first anniversary of the completion of the spin-off and December 31, 2019, subject to certain customary conditions and the individual's continued employment through the applicable vesting date. Following completion of the planned spin-off, these RSUs will remain outstanding and become RSUs covering Wyndham Destinations stock and the holders will receive an equal number of additional time-vesting RSUs covering shares of stock of Wyndham Hotels, in each case subject to the original vesting terms.

Perquisites

We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our Total Compensation Strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.

In February 2017, management provided the Committee with and the Committee reviewed a market assessment of competitive perquisite practices utilizing widely available market data publications from Aon Hewitt and other compensation consultants. Based on this information, the Committee found our 2017 executive perquisites to be consistent with market practices.

In February 2017, the Committee approved perquisites for the named executive officers including a leased automobile and financial planning services. For certain perquisites, the named executive officers other than Mr. Holmes receive a tax gross-up payment, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite. In February 2015, Mr. Holmes requested that he no longer receive tax gross-up payments on perquisites. Mr. Brown is also expected to no longer receive tax gross-up payments on perquisites effective following the planned spin-off in his role as our new CEO. As permitted under his employment agreement, for 2017 we provided Mr. Holmes with personal use of company aircraft for which we imputed income without a tax gross-up. The All Other Compensation Table below lists compensation attributable to perquisites provided to the named executive officers for 2017.

Deferred Compensation Plans

Officer Deferred Compensation Plan.    Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary and annual incentive compensation. The executive makes an irrevocable deferral election prior to the beginning of the calendar year. The executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments up to ten years. The participant's entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed below in the Nonqualified Deferred Compensation Table.

401(k) Plan.    We provide all employees, including our named executive officers, with a 401(k) plan. Our 401(k) plan permits named executive officers to defer base salary. We provide named executive officers and other participants a company match of base salary contributed up to 6% of base salary. The company match is 100% vested.

Savings Restoration Plan.    We make available to our named executive officers a savings restoration plan, which allows executives to defer compensation in excess of the amounts permitted by the Internal Revenue Code of 1986, as amended (Code), but there are no matching contributions for these deferrals. None of our named executive officers have a balance under our Savings Restoration Plan.

Severance Arrangements

The employment agreements of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of PVRSUs, vesting based on performance during a specified period, if the executive's employment is terminated without cause or for a constructive discharge. These payments and terms are discussed more specifically below under Agreements with Named Executive Officers and Potential Payments on Termination or Change-in-Control.

The severance terms for the named executive officers were established in connection with their employment agreements consistent with peer group market practices and data provided by our compensation consultant. We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive's current income and therefore are independent of the peer group data review.

Change-in-Control Arrangements

In the event of a change-in-control of Wyndham Worldwide, the named executive officers receive cash severance payments only if their employment is terminated without cause or for constructive discharge following the change-in-control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible employees, including the named executive officers, fully vest on a change-in-control. The payments and terms of our named executive officers' change-in-control arrangements are discussed below under Agreements with Named Executive Officers and Potential Payments on Termination or Change-in-Control.

The change-in-control terms for the named executive officers established in connection with their employment agreements are generally consistent with peer group market practices and data provided by our compensation consultant. Since a potential change-in-control transaction generally results in increased shareholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the named executive officers' current income and therefore are independent of the peer group data review. The planned spin-off will not constitute a change-in-control under our change-in-control arrangements.

Executive Officer Stock Ownership Guidelines

Our Executive Officer Stock Ownership Guidelines are intended to align further the financial interests of executive officers with the interests of shareholders. The guidelines require our named executive officers to own our common stock with a market value at least equal to the following multiples: CEO: 4 times base salary, Business Unit CEO and our CFO: 2 times base salary, and all other executive officers: 1 times base salary. Named executive officers have a period of five years after first becoming an executive officer subject to the guidelines to achieve compliance with this ownership requirement. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PVRSUs. As of December 31, 2017, all of the named executive officers exceeded these stock ownership requirements.

Policy Against Hedging and Pledging of Company Stock

Our insider trading policy contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Wyndham Worldwide securities. These persons are also prohibited under this policy from pledging Wyndham Worldwide securities as collateral for personal loans, including holding Wyndham Worldwide securities in margin accounts.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
The Right Honourable Brian Mulroney (Chair)
Myra J. Biblowit
Pauline D.E. Richards

2017 Summary Compensation Table

The following table summarizes compensation paid to our named executive officers for 2017, 2016, and 2015.

Name & Principal Position	Year	Salary ($)	Bonus ($)(b)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)

Stephen P. Holmes	2017	1,575,902	--	9,000,000	--	3,340,911	1,163,332	15,080,145

Chairman and Chief Executive Officer	2016	1,571,150	--	6,000,000	2,000,000	--(d)	963,898	10,535,048

	2015	1,595,784	--	5,625,000	1,875,000	4,787,353	1,089,170	14,972,307

David B. Wyshner (e)	2017	257,505	--	3,500,000	--	272,955	31,377	4,061,837

Executive Vice President and	2016	--	--	--	--	--	--	--

Chief Financial Officer	2015	--	--	--	--	--	--	--

Geoffrey A. Ballotti	2017	744,999	--	2,900,000	--	806,834	428,721	4,880,554

President and Chief Executive Officer,	2016	740,384	--	2,800,000	--	631,548	412,940	4,584,872

Wyndham Hotel Group	2015	737,696	--	2,700,000	--	1,106,545	424,728	4,968,969

Gail Mandel	2017	620,780	349,189	2,700,000	--	164,817	171,248	4,006,034

President and Chief Executive Officer,	2016	565,391	--	2,100,000	--	620,800	143,181	3,429,372

Wyndham Destination Network	2015	556,935	--	2,000,000	--	835,403	134,500	3,526,838

Michael D. Brown (f)	2017	484,618	700,000	3,250,000	--	--	19,900	4,454,518

President and Chief Executive Officer,	2016	--	--	--	--	--	--	--

Wyndham Vacation Ownership	2015	--	--	--	--	--	--	--

Thomas G. Conforti	2017	472,119	--	2,900,000	--	250,000	3,491,053	7,113,172

Former Executive Vice President and	2016	740,384	--	2,800,000	--	481,250	392,846	4,414,480

Chief Financial Officer	2015	731,543	--	2,700,000	--	1,097,315	443,050	4,971,908

Thomas Anderson	2017	197,310	--	--	--	--	5,319,825	5,517,135

Former Executive Vice President and	2016	565,515	--	1,900,000	--	367,584	263,031	3,096,130

Chief Real Estate Development Officer	2015	557,613	--	1,800,000	--	836,420	290,883	3,484,916

(a)
Represents the aggregate grant date fair value of equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 20 to our 2017 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 20, 2018.

For Mr. Holmes, with respect to his 2017 long-term incentive plan award, $3.0 million of this amount represents the grant date fair value of his RSU award and $6.0 million represents the grant date fair value of his PVRSU award at target. The grant date fair value of his 2017 PVRSU award assuming maximum achievement of performance goals would be $12.0 million.

For our other named executive officers, this amount represents the grant date fair value of their 2017 RSU awards. No grant date fair value is attributable to their PVRSU awards under ASC 718 due to the fact that no amount will be earned under these awards at target performance. Performance results must exceed 102% of target performance in order for any PVRSU awards granted in 2016 to vest and 100% of target performance in order for any PVRSUs granted in 2015 and 2017 to vest. Performance results must meet 108% of target performance in order for the maximum number of PVRSUs to be earned on awards granted in 2017, 2016, and 2015. The grant date fair value of PVRSU awards granted in 2017 to these named executive officers assuming maximum achievement of performance goals would be as follows: Mr. Ballotti, $1,450,000; Ms. Mandel, $1,350,000; Mr. Brown, $1,250,000; and Mr. Conforti, $1,450,000. Mr. Wyshner was granted equity in 2017 only in the form of time-based RSUs. Mr. Anderson did not participate in the long-term incentive program for 2017.

The actual value realized by each individual with respect to PVRSU awards will depend on the number of shares earned based on our actual performance over the cumulative three-year performance period measured against the performance goals established at the time of grant. The Outstanding Equity Awards at 2017 Fiscal Year-End Table below provides information on PVRSU awards made in 2015, 2016 and 2017 based on performance through December 31, 2017.

(b)
For 2017, represents annual incentive compensation for 2017 paid in 2018. For 2016, represents annual incentive compensation for 2016 paid in 2017. For 2015, represents annual incentive compensation for 2015 paid in 2016. As discussed in the Compensation Discussion and Analysis, 2017 annual incentive payouts were guaranteed at 75% of target for all employees, with the potential to earn up to maximum payout subject to performance results under the plan. Mr. Holmes, Mr. Ballotti and Mr. Conforti earned payouts under the 2017 annual incentive program in excess of the guaranteed minimum based on corporate and business unit results, as reflected in the Non-Equity Incentive Plan Compensation column. Ms. Mandel received a guaranteed bonus amount based on business unit results reflected in the Bonus column and an amount based on actual performance achievement at the corporate level reflected in the Non-Equity Incentive Plan Compensation column. Mr. Conforti received an annual incentive compensation award for 2017 at 53% of target. Mr. Wyshner received a prorated annual incentive compensation award for 2017.

(c)
See All Other Compensation Table below for a description of compensation included in this column.

(d)
For 2016, Mr. Holmes suggested and the Compensation Committee independently determined that his annual incentive compensation award would be zero to emphasize to all stakeholders our commitment to accountability and aligning company interests with shareholder interests.

(e)
Information is not reported for Mr. Wyshner for 2015 and 2016 because he joined Wyndham Worldwide in 2017. The amount shown as base salary reflects the amount paid to Mr. Wyshner in 2017 following his commencement of employment on August 2, 2017, and the amount shown as non-equity incentive plan compensation reflects his prorated annual incentive compensation award for 2017.

(f)
Information is not reported for Mr. Brown for 2015 and 2016 because he joined Wyndham Worldwide in 2017. The amount shown as base salary reflects the amount paid to Mr. Brown in 2017 following his commencement of employment on April 27, 2017. Pursuant to the terms of his employment agreement, Mr. Brown was entitled to a guaranteed bonus for 2017 equal to 100% of his base salary, as shown in the bonus column, and a sign-on RSU grant with value of $750,000, which is included in his stock awards.

2017 All Other Compensation Table

The All Other Compensation column in the Summary Compensation Table above includes the following for 2017.

	Mr. Holmes ($)	Mr. Wyshner ($)	Mr. Ballotti ($)	Ms. Mandel ($)	Mr. Brown ($)	Mr. Conforti ($)	Mr. Anderson ($)

Personal use of company aircraft (a)	116,759	--	--	--	--	--	--

Company automobile (b)	19,194	--	34,927	15,199	9,600	17,151	5,007

Financial planning services (c)	15,000	--	5,910	5,910	2,050	5,910	4,493

401(k) company match	--	--	15,473	16,200	--	16,200	11,839

Deferred compensation company match	295,009	31,377	93,110	37,247	--	43,327	11,839

Dividends (d)	707,370	--	247,086	64,254	--	244,497	220,093

Executive medical/annual physical (e)	10,000	--	2,000	10,000	3,945	10,000	2,000

Aggregate tax gross-up (f)	--	--	30,215	22,438	4,305	25,544	15,272

Severance (g)	--	--	--	--	--	3,128,424	5,049,282

Total	1,163,332	31,377	428,721	171,248	19,900	3,491,053	5,319,825

(a)
The value shown for personal use of company aircraft is the aggregate incremental cost to Wyndham Worldwide of such use based on the average variable operating cost per hour flown which includes fuel costs, repositioning, landing and parking fees, catering expenses and associated air crew lodging and related expenses. Fixed costs that do not change based on usage such as crew salaries, insurance and maintenance are not included.

(b)
Aggregate incremental cost to us of automobile benefit calculated as the aggregate company payment less any executive contribution. The amounts for company payment include insurance and other charges and exclude tax gross-up described below.

(c)
Amounts exclude tax gross-up described below.

(d)
Dividends paid on vesting of RSUs and PVRSUs.

(e)
Aggregate incremental cost to us of annual physical exams for our named executive officers as well as insurance premiums paid in connection with executive medical benefits.

(f)
In February 2015, Mr. Holmes requested that he no longer receive tax-gross up payments on perquisites. Aggregate tax gross-up for our other named executive officers consisted of the following: Mr. Ballotti, automobile, $23,851 and financial planning, $6,364; Ms. Mandel, automobile, $16,074 and financial planning, $6,364; Mr. Brown, automobile, $3,533 and financial planning, $772; Mr. Conforti, automobile, $19,180 and financial planning, $6,364; Mr. Anderson, automobile, $10,435 and financial planning, $4,838.

(g)
For Mr. Conforti, severance is expected to consist of a $2,980,000 cash severance payment, a $81,516 subsidy payment for COBRA premiums and related tax obligations and $66,908 representing the continuation of his supplemental medical insurance premiums for up to 18 months and related tax obligations. In connection with his separation from employment, Mr. Conforti will also be entitled to accelerated vesting of his outstanding equity awards in accordance with the terms of his separation and release agreement. See below under Agreements with Named Executive Officers – Mr. Conforti for additional information.

For Mr. Anderson, severance consists of his $2,280,000 cash severance payment, $1,632,642 attributable to accelerated vesting of his outstanding time-based RSUs determined by multiplying the number of vested shares and the closing price of Wyndham Worldwide common stock on the effective date of termination of May 8, 2017. Mr. Anderson also became entitled to vesting of 9,802 PVRSUs on February 27, 2018, which vested on a prorated basis subject to achievement of performance goals, with a value of $1,136,640 determined by multiplying the number of vested shares and the closing price of Wyndham Worldwide common stock on the date of vesting.

 2017 Grants of Plan-Based Awards Table

The following table summarizes grants of plan-based awards made to the named executive officers in 2017. Mr. Anderson did not participate in our long-term incentive award or annual incentive award programs for 2017.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Awards ($)

Mr. Holmes	2/28/17							36,040(b)	3,000,000

	2/28/17				1	72,080	144,161		6,000,000

	(c)	787,950	3,151,800	4,727,700

Mr. Wyshner	8/04/17							34,226(b)	3,500,000

					--	--	--		0

	(c)	162,500	650,000	975,000

Mr. Ballotti	2/28/17							34,839(b)	2,900,000

	2/28/17				1	--	17,419		0

	(c)	186,250	745,000	1,117,500

Ms. Mandel	2/28/17							32,436(b)	2,700,000

	2/28/17				1	--	16,218		0

	(c)	157,500	630,000	945,000

Mr. Brown	4/27/17							7,821(d)	750,000

	4/27/17							26,071(b)	2,500,000

	(c)	--	700,000	--	1	--	13,035		0

Mr. Conforti	2/28/17							34,839(b)	2,900,000

	2/28/17				1	--	17,419		0

	(c)	186,250	745,000	1,117,500

(a)
Represents the potential range of PVRSUs that may be earned under our 2017 long-term incentive program based on achievement of adjusted EBIT per share performance over a cumulative three-year period (January 1, 2017 – December 31, 2019) as further described under Long-Term Incentive Compensation.

For Mr. Holmes, the amounts in these columns represent the number of PVRSUs that may be earned for threshold EBIT per share performance (achievement in excess of 92% of target performance), target performance and maximum performance (achievement of 108% or greater of target performance).

For our named executive officers other than Mr. Holmes, the amounts in these columns represent the range of PVRSUs that may be earned for above target performance only. No shares will be earned pursuant to these awards unless our EBIT per share performance exceeds 100% of target performance at the end of the cumulative three-year performance period. Vesting of these PVRSUs is contingent upon achievement of premium levels of adjusted EBIT per share performance over a cumulative three-year period.

Where performance is achieved between the specified performance tiers the number of vested PVRSUs is interpolated. The actual number of PVRSUs earned pursuant to these awards will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goal established at the time of grant as adjusted. PVRSUs, if earned, convert to our common stock on a one-for-one basis.

(b)
For Mr. Holmes, Mr. Ballotti, Ms. Mandel and Mr. Conforti, represents a grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2017. For Mr. Wyshner, represents a grant of RSUs, which vest ratably over a period of four years on each anniversary of August 4, 2017. For Mr. Brown, represents a grant of RSUs, which vest ratably over a period of four years on each anniversary of April 27, 2017.

(c)
Represents potential threshold, target and maximum annual incentive compensation for 2017. Amounts actually paid for 2017 are reported in the Non-Equity Incentive Plan Compensation and Bonus columns of the Summary Compensation Table above. For 2017, Mr. Brown received a $700,000 guaranteed bonus equal to his target award opportunity of 100% of base salary.

(d)
Grant of RSUs on commencement of employment, that vest ratably over a period of two years on each anniversary of April 27, 2017.

Under our 2006 Equity and Incentive Plan, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are credited for unvested RSUs and are paid in cash only to the extent the underlying RSUs vest. Dividends credited with respect to unvested PVRSUs are paid in cash on vesting only to the extent the underlying shares are earned based on achievement of performance targets.

Outstanding Equity Awards at 2017 Fiscal Year-End Table

The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2017.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested

	Exercisable	Unexercisable		($)		(#)		($)(a)	(#)		($)(a)

Mr. Holmes		22,256	(b)	72.97	02/27/20

		50,539	(c)	91.81	02/26/21

		109,489	(d)	71.65	02/25/22

						18,630	(e)	2,158,658

						30,634	(f)	3,549,562

						62,805	(g)	7,277,215

						36,040	(h)	4,175,955

									61,267	(i)	7,099,007

									83,740	(j)	9,702,954

									144,161	(k)	16,703,935

Mr. Wyshner						34,226	(l)	3,965,767

Mr. Ballotti						8,908	(e)	1,032,170

						14,704	(f)	1,703,752

						29,309	(g)	3,396,034

						34,839	(h)	4,036,795

									14,704	(i)	1,703,752

									19,539	(j)	2,263,984

									17,419	(k)	2,018,340

Ms. Mandel						2,056	(e)	238,229

						10,892	(f)	1,262,056

						21,982	(g)	2,547,054

						32,436	(h)	3,758,359

									10,892	(i)	1,262,056

									14,654	(j)	1,697,959

									16,218	(k)	1,879,180

Mr. Brown						7,821	(m)	906,219

						26,071	(n)	3,020,847

									13,035		1,510,365

Mr. Conforti						8,908	(e)	1,032,170

						14,704	(f)	1,703,752

						29,309	(g)	3,396,034

						34,839	(h)	4,036,795

									14,704	(i)	1,703,752

									19,539	(j)	2,263,984

									17,419	(k)	2,018,340

Mr. Anderson						--		--	--		--

(a)
Calculated using closing price of Wyndham Worldwide common stock on the New York Stock Exchange on December 29, 2017 of $115.87.
(b)
Grant of SSARs, which vest ratably over a period of four years on each anniversary of February 27, 2014.
(c)
Grant of SSARs, which vest ratably over a period of four years on each anniversary of February 27, 2015.
(d)
Grant of SSARs, which vest ratably over a period of four years on each anniversary of February 27, 2016.
(e)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2014.
(f)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2015.
(g)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2016.
(h)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2017.
(i)
Grant of PVRSUs which vested following the conclusion of a three-year performance period ending on December 31, 2017 based on three-year cumulative earnings per share as measured against the pre-established performance tiers as adjusted. Amount reported represents the number of shares earned based on actual performance. These shares were paid to our named executive officers following the Committee's certification of performance achievement in February 2018.
(j)
Grant of PVRSUs which vests following the conclusion of a three-year performance period ending on December 31, 2018 based on actual three-year cumulative earnings per share as measured against the pre-established performance tiers. Amount reported is based on performance through December 31, 2017 and represents the maximum number of shares which may be earned.
(k)
Grant of PVRSUs which vests following the conclusion of a three-year performance period ending on December 31, 2019 based on actual three-year cumulative EBIT per share as measured against the pre-established performance tiers. Amount reported is based on performance through December 31, 2017 and represents the maximum number of shares which may be earned.
(l)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of August 4, 2017.
(m)
Grant of RSUs on commencement of employment, which vest ratably over a period of two years on each anniversary of April 27, 2017.
(n)
Grant of RSUs on commencement of employment, which vest ratably over a period of four years on each anniversary of April 27, 2017.

The original vesting schedules of outstanding equity awards at fiscal year-end are reported in the footnotes above. However, upon the completion of the planned spin-off, outstanding Wyndham Worldwide RSU and PVRSU awards will be treated as described above in the Compensation Discussion and Analysis under Actions Related to our Planned Spin-Off.

With respect to outstanding Wyndham Worldwide SSARs, Mr. Holmes will retain his SSARs covering shares of Wyndham Worldwide stock (which will become Wyndham Destinations stock following completion of the planned spin-off) and will receive additional SSARs covering shares of Wyndham Hotels stock in accordance with the spin-off distribution ratio. These awards, to the extent unvested, will fully vest upon the completion of the planned spin-off and remain outstanding until the third anniversary of Mr. Holmes' resignation date or, if earlier, the original expiration date of the SSARs.

 2017 Option Exercises and Stock Vested Table

The following table summarizes exercises of SSARs and vesting of RSUs and PVRSUs by the named executive officers in 2017.

	Option Awards			Stock Awards

Name	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)

Mr. Holmes	06/15/17	97,783	5,503,227	02/27/17	76,669	6,436,363

	12/11/17	87,807	4,609,868	02/28/17	74,516	6,202,712

	12/11/17	66,766	2,655,284

	12/11/17	50,539	1,057,781

	12/11/17	36,496	1,499,621

Mr. Wyshner						--

Mr. Ballotti				02/27/17	36,404	3,056,116

				02/28/17	17,815	1,482,921

Ms. Mandel				02/27/17	16,219	1,361,585

				02/28/17	2,055	171,058

Mr. Brown						--

Mr. Conforti				02/27/17	35,989	3,021,277

				02/28/17	17,815	1,482,921

Mr. Anderson				02/27/17	22,821	1,915,823

				02/28/17	10,963	912,560

				05/08/17	17,012	1,632,642

(a)
Amounts in this column reflect the number of SSARs exercised multiplied by the difference between the closing market price of Wyndham Worldwide common stock and the exercise price per share at exercise. The closing market price on June 15, 2017 was $100.80, and on December 11, 2017 was $112.74.

(b)
Amounts in this column reflect the number of shares vested multiplied by the closing market price per share of Wyndham Worldwide common stock on the vesting date (or the next trading day if the vesting date fell on a date on which there was no trading on the New York Stock Exchange) as follows: February 27, 2017, $83.95; February 28, 2017, $83.24; May 8, 2017, $95.97. Shares vested on February 28, 2017 were previously granted RSUs and shares vested on February 28, 2017 were PVRSUs previously granted in 2014 which vested at maximum based on performance achievement in excess of 108% of target performance.

2017 Nonqualified Deferred Compensation Table

The following table provides information regarding 2017 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. None of our named executive officers have a balance under our Savings Restoration Plan.

Name	Executive Contributions in 2017 ($)(a)	Company Contributions in 2017 ($)(b)	Aggregate Earnings in 2017 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2017 ($)(d)

Mr. Holmes	295,009	295,009	2,148,030	--	13,584,048

Mr. Wyshner	31,377	31,377	1,076	--	31,076

Mr. Ballotti	93,110	93,110	723,988	--	2,771,716

Ms. Mandel	37,247	37,247	52,433	--	421,857

Mr. Brown	--	--	--	--	--

Mr. Conforti	43,327	43,327	278,868	--	1,646,737

Mr. Anderson	11,839	11,839	189,983	(1,261,865)	23,798

(a)
All amounts are included as 2017 compensation in the Summary Compensation Table above. Includes amounts applicable to 2017 annual incentive compensation paid in 2018.

(b)
All amounts are reported as 2017 compensation in the All Other Compensation Table above. Includes amounts applicable to 2017 annual incentive compensation paid in 2018.

(c)
Represents gains or losses in 2017 on investment of aggregate balance.

(d)
Salary and annual incentive compensation deferred under the Officer Deferred Compensation Plan, as well as company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. As a result, this column includes amounts that have been reported as compensation in the Summary Compensation Table above and in proxy statements filed in 2006 and thereafter, as follows: Mr. Holmes, $4,667,020; Mr. Wyshner, $62,754; Mr. Ballotti, $1,249,257; Ms. Mandel, $209,173; Mr. Conforti, $873,687; and Mr. Anderson, $364,873.

Our Officer Deferred Compensation Plan is described above under Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive's investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2017, we offered a choice of investment options including our common stock and money market, debt, equity and lifecycle funds.

Agreements with Named Executive Officers

The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under Potential Payments on Termination or Change-in-Control.

Mr. Holmes

Employment Agreement.    In July 2006, we entered into an employment agreement with Mr. Holmes with a term expiring in July 2009, which term automatically extended to July 2010 pursuant to the terms of the agreement. In December 2008 and December 2012, we executed amendments to the agreement intended to either exempt payments and benefits under the agreement from or comply with Section 409A of the Code.

In November 2009, we executed an amendment to Mr. Holmes' agreement which extended the term of his employment from July 2010 to July 2013. The amendment provides that the failure to extend Mr. Holmes' period of employment or to enter into a new employment agreement with him upon the expiration of his employment term will constitute a constructive discharge under his agreement. In addition, the amendment provides that in the event of a constructive discharge or a without cause termination, Mr. Holmes is entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus an amount equal to the highest annual incentive compensation paid to him for any of the three years immediately preceding the year in which his termination occurs, provided that in no event will the annual incentive compensation portion exceed 200% of his then-current base salary.

The amendment also eliminated Mr. Holmes' right to elect to terminate employment and receive severance solely upon the occurrence of a change-in-control and eliminates his right to receive a gross-up in the event an excise tax under Section 4999 of the Code is triggered under his agreement. As amended, his employment agreement provides that in the event Section 4999 of the Code is triggered, his compensation will be reduced to $1 below the threshold that triggers excise taxes under the Code, but only to the extent that the net after-tax amount received after the reduction is higher than what he would receive if he paid the applicable excise and related taxes.

In May 2013, we executed an amendment that extended the term of Mr. Holmes' employment for a period of two years from July 2013 to July 2015. The amendment also included a provision clarifying the vesting of performance-based equity awards upon specified termination events. In May 2015, we executed an amendment that extended the term of Mr. Holmes' employment until July 2017, and in July 2017, we executed an amendment that extended the term of Mr. Holmes' employment for a period of two years from July 2017 to July 2019.

Mr. Holmes' agreement provides for a minimum base salary of $1 million, annual incentive compensation with a target amount equal to 200% of his base salary subject to meeting performance goals, grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our executive officers. The agreement provides Mr. Holmes and his dependents with medical, dental and life insurance benefits through the end of the year during which he reaches age 75, subject to Mr. Holmes' payment of required employee contributions.

Mr. Holmes' agreement provides that if his employment is terminated without cause or due to a constructive discharge, death or disability, all of his then-outstanding equity awards will fully vest (subject to performance conditions in the case of performance-based equity awards) and, as applicable, remain exercisable for varying periods as described in the agreement. The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for two years after termination of employment.

Mr. Holmes' employment agreement will terminate upon completion of the planned spin-off, at which point, he will step down from his role as our Chief Executive Officer and will serve as the Non-Executive Chairman of both Wyndham Destinations and Wyndham Hotels. In connection with his cessation of employment as our CEO, we expect to enter into a separation and release agreement with Mr. Holmes.

Mr. Wyshner

Employment Agreement.    In August 2017, we entered into an employment agreement with Mr. Wyshner with a term expiring in August 2020. Pursuant to the terms of the agreement, Mr. Wyshner's employment agreement will be assigned to Wyndham Hotels upon completion of the planned spin-off.

The agreement provides for a minimum base salary of $650,000, an annual incentive award (prorated for 2017) with a target amount equal to 100% of his base salary, an initial grant of time-vested RSUs with an aggregate grant date value equal to $3,500,000, annual long-term incentive compensation as determined by the Compensation Committee, employee benefits generally offered to eligible full-time employees, and perquisites generally offered to similarly situated senior executive officers.

Under the agreement, if Mr. Wyshner's employment is terminated without cause or due to a constructive discharge, he will be entitled to: a lump-sum payment equal to 200% of the sum of his then-current base salary plus an amount equal to the highest annual incentive compensation award paid to Mr. Wyshner with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed 100% of his then-current base salary, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be $650,000). In addition, if he elects to continue health plan coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (COBRA), the company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a without cause or constructive discharge termination, all of Mr. Wyshner's then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based long term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Wyshner was employed by the company plus twelve months (or if less, the entire performance period). Mr. Wyshner's entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the company. Mr. Wyshner will not be entitled to any severance payments or benefits in connection with his transition to his role as CFO of Wyndham Hotels upon completion of the planned spin-off.

The agreement provides for customary restrictive covenants, including non-competition and non-solicitation covenants effective during the period of employment and for one year following termination if his employment terminates after the expiration of his employment agreement, and for two years following termination if his employment terminates before the expiration of his employment agreement.

Mr. Ballotti

Employment Agreement.    In March 2008, we entered into an employment agreement with Mr. Ballotti with a term expiring in March 2011. In December 2008, we executed an amendment to the agreement intended to either exempt payments and benefits under the agreement from or comply with Section 409A of the Code. In December 2009, we executed an amendment intended to clarify certain terms regarding the amount of Mr. Ballotti's severance benefit provided under the agreement to address Section 162(m) of the Code. In February 2011, we executed an amendment that extended the term of Mr. Ballotti's employment from March 2011 to March 2014. In March 2014, we executed an amendment that reflected Mr. Ballotti's new title following his transition from CEO of our destination network business to CEO of our Hotel Group business and extended the term of Mr. Ballotti's employment from March 2014 to March 2017. In February 2017, we executed an amendment that extended the term of Mr. Ballotti's employment from March 2017 to March 2020.

The agreement, as amended, provides for a minimum base salary of $550,000, annual incentive compensation with a target amount equal to 100% of base salary subject to meeting performance goals, annual long-term incentive compensation as determined by the Compensation Committee and participation in employee benefit plans and perquisite programs generally available to our executive officers.

Under the agreement, if Mr. Ballotti's employment is terminated by us without cause or due to a constructive discharge, he will receive a lump sum payment equal to 200% of his then-current base salary plus an amount equal to the highest annual incentive compensation paid to Mr. Ballotti for any of the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed 100% of his then-current base salary).

In the event of a without cause or constructive discharge termination, all of Mr. Ballotti's then-outstanding time-based equity awards that would otherwise vest within one year following termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following termination and the original expiration date of the awards. Any then-outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Mr. Ballotti was employed plus twelve months (or if less, the entire performance period). Mr. Ballotti's entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the company. Mr. Ballotti will not be entitled to any severance payments or benefits in connection with his transition to his role as CEO of Wyndham Hotels upon completion of the planned spin-off.

The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for one year following termination if his employment terminates after the expiration of his employment agreement and for two years following termination if his employment terminates before the expiration of his employment agreement.

Mr. Brown

Employment Agreement.    In April 2017, we entered into an employment agreement with Mr. Brown with a term expiring in April 2020.

The agreement provides for a minimum base salary of $700,000, annual incentive compensation with a target amount equal to 100% of his base salary subject to meeting performance goals, annual long-term incentive compensation on terms as determined by the Compensation Committee and employee benefits and perquisites generally available to our executive officers. For 2017, pursuant to the agreement, Mr. Brown was entitled to a guaranteed annual incentive award equal to 100% of his base salary. Under the agreement, for 2017, Mr. Brown was also entitled to an annual long-term incentive award in the form of RSUs with a grant date fair value of $2,500,000 and an LTIP modifier award in the form of PVRSUs with a grant date fair value equal to $1,250,000. He was also entitled to a RSU grant on commencement of employment with a grant date fair value of $750,000.

Under the agreement, if Mr. Brown's employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus an amount equal to the highest annual incentive compensation award paid to Mr. Brown with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed 100% of his then-current base salary), plus any annual incentive compensation award earned but unpaid for a prior year.

In the event of a without cause or constructive discharge termination, all of Mr. Brown's then-outstanding time-based equity awards that would otherwise vest within one year following termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following termination and the original expiration date of the awards. Any then-outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Mr. Brown was employed plus twelve months (or if less, the entire performance period). Mr. Brown's entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the company.

The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for one year following termination if his employment terminates after the expiration of his employment agreement, and for two years following termination if his employment terminates before the expiration of his employment agreement.

Ms. Mandel

Employment Agreement.    In November 2014, we entered into an agreement with Ms. Mandel with a term expiring in November 2017. In August 2017, we executed an amendment that extended the term of Ms. Mandel's employment from November 2017 to November 2020.

The agreement provides for a minimum base salary of $520,000, annual incentive compensation with a target amount equal to 100% of her base salary subject to meeting performance goals, annual long-term incentive compensation on terms as determined by the Compensation Committee and employee benefits and perquisites generally available to our executive officers.

Under the agreement, if Ms. Mandel's employment is terminated without cause or due to a constructive discharge, she will be entitled to a lump-sum payment equal to 200% of the sum of her then-current base salary plus an amount equal to the highest annual incentive compensation award paid to Ms. Mandel with respect to the three years immediately preceding the year in which her employment is terminated (but in no event will the annual incentive compensation portion exceed 100% of her then-current base salary), plus any annual incentive compensation award earned but unpaid for a prior year.

In the event of a without cause or constructive discharge termination, all of Ms. Mandel's then-outstanding time-based equity awards that would otherwise vest within one year following termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following termination and the original expiration date of the awards. Any then-outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Ms. Mandel was employed plus twelve months (or if less, the entire performance period). Ms. Mandel's entitlement to the foregoing severance payments and benefits is subject to her timely execution and non-revocation of a general release of claims in favor of the company.

The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for one year following termination if her employment terminates after the expiration of her employment agreement, and for two years following termination if her employment terminates before the expiration of her employment agreement.

It is expected that Ms. Mandel will cease employment with Wyndham Destinations upon the later of the completion of the planned spin-off and the closing of the sale of our European vacation rental business subject to conditions to be agreed upon. We expect to enter into a separation and release agreement with Ms. Mandel in connection with her cessation of employment.

Mr. Conforti

Employment Agreement.    In September 2009, we entered into an agreement with Mr. Conforti with a term expiring in September 2012. In May 2012, we executed an amendment to the agreement that extended the term of Mr. Conforti's employment from September 2012 to September 2015. In August 2015, we executed an amendment to the agreement that extended the term of Mr. Conforti's employment from September 2015 to September 2018.

On August 4, 2017, Mr. Conforti ceased serving as CFO and as one of our executive officers in August 2017 and transitioned to his current role as senior advisor through completion of the spin-off, or if the spin-off is terminated, until October 1, 2018 (the separation date). Upon Mr. Conforti's transition to his role as senior advisor in August 2017, his annual base salary rate was reduced to $100,000, and he continues to participate in the company's health and deferred compensation plans and remains eligible to use a company-leased automobile until his separation date. In connection with this transition, we expect to enter into a separation and release agreement, which will supersede the terms of his employment agreement, except as provided therein, and provide for his entitlement to severance payments and benefits in connection with his separation from employment as described below.

Mr. Conforti's employment agreement provided for a minimum base salary of $525,000, annual incentive compensation with a target amount equal to 100% of his base salary subject to meeting performance goals, annual long-term incentive compensation on terms as determined by the Compensation Committee and employee benefits and perquisites generally available to our executive officers. The agreement also provided for the following benefits upon termination of employment without cause: a lump-sum payment equal to 200% of the sum of his then-current base salary plus an amount equal to the highest annual incentive compensation award paid to him for any of the three years immediately preceding the year in which his employment is terminated (with the annual incentive compensation portion in no event to exceed 100% of his then-current base salary); vesting of his outstanding time-based equity awards that would otherwise vest within one year following termination; and vesting of his outstanding performance-based long-term incentive awards to be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Mr. Conforti was employed plus twelve months (or if less, the entire performance period).

Separation and Release Agreement.    In connection with Mr. Conforti's ceasing to serve as our CFO, we expect to enter into a separation and release agreement with the following terms. Upon his separation date, Mr. Conforti will be entitled to a lump sum severance payment equal to two times the sum of his base salary rate in effect during his role as CFO and target bonus, for a total payment of $2.98 million. With respect to Mr. Conforti's outstanding equity awards, if the spin-off has occurred as of his separation date, then within 30 days following the spin-off, all of his outstanding time-vested RSUs will vest; 80% of his 2016 PVRSU grant will vest; and 100% of his 2017 PVRSU grant will vest, and his vested awards will be settled in shares of Wyndham Destinations stock and Wyndham Hotels stock in accordance with the spin-off distribution ratio. If the spin-off has not occurred as of Mr. Conforti's separation date, then all of his time-vested RSUs that would have vested within one year following his separation date will vest, and his 2016 and 2017 PVRSU grants will vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which he was employed plus twelve months (or if less, the entire performance period), with any such earned PVRSUs to be paid at the same time that the awards are paid to eligible employees. In addition, following the separation date, Mr. Conforti will be entitled to elect to continue COBRA at his own expense, provided that we will pay him an amount of approximately $85,000 intended to offset a portion of his COBRA premiums and related tax obligations. For 18 months following separation or, if earlier, until the date he becomes eligible for similar coverage from a subsequent employer, we also will continue to pay his supplemental medical insurance premiums ($1,803 per month) plus an additional one-time payment of approximately

$34,000 for related tax obligations. All such payments will be taxable to Mr. Conforti. Under the agreement, Mr. Conforti will be subject to customary restrictive covenants including non-competition and non-solicitation covenants effective for two years after termination of employment. All of the foregoing benefits will be conditioned upon execution and non-revocation of a waiver and release of claims against the company.

Mr. Anderson

Employment Letter.    Mr. Anderson was employed by us pursuant to an employment letter entered into in March 2008 as thereafter amended. The employment letter provided for a minimum base salary of $425,000 and eligibility for an annual incentive award with a target amount equal to 100% of his base salary subject to meeting performance goals, annual long-term incentive compensation as determined by the Committee and participation in employee benefit plans and perquisite programs generally available to our executive officers.

Mr. Anderson's agreement provided for the following benefits upon termination of employment without cause: a lump sum payment equal to 200% of his then-current base salary plus an amount equal to the highest annual incentive compensation paid to him for any of the three years immediately preceding the year in which his employment is terminated (with the annual incentive compensation portion in no event to exceed 100% of his then-current base salary); vesting of his time-based equity awards that would otherwise vest within one year following termination; and vesting of his outstanding performance-based long-term incentive awards to be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Mr. Anderson was employed plus twelve months (or if less, the entire performance period).

Mr. Anderson ceased serving as our Executive Vice President and Chief Real Estate Development Officer on April 28, 2017. As a result of Mr. Anderson's termination of employment, he became entitled to the following severance benefits under his employment agreement: $2,280,000 lump sum severance payment; accelerated vesting of 17,012 time-vested RSUs with an aggregate value of $1,632,642 (determined by multiplying the number of vested shares and the closing price of Wyndham Worldwide common stock on the effective date of termination of May 8, 2017); vesting of 9,802 PVRSUs on a prorated basis subject to performance achievement, with an aggregate value of $1,136,640 (determined by multiplying the number of vested shares and the closing price of Wyndham Worldwide common stock on the February 27, 2018 vesting date); and vesting of 8,839 outstanding PVRSUs granted in 2016 upon completion of the planned spin-off consistent with the treatment of all outstanding PVRSUs. Receipt of the foregoing benefits was conditioned upon Mr. Anderson's execution and non-revocation of a waiver and release of claims against the company. Under the agreement, Mr. Anderson is also subject to customary restrictive covenants including non-competition and non-solicitation covenants effective for two years after termination of employment.

Potential Payments on Termination or Change-in-Control

The following table describes the potential payments and benefits to which the named executive officers who served during 2017 would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2017. For a description of the severance payments and benefits to which Mr. Anderson became entitled in connection with his separation from employment in April 2017 and the severance payments and benefits to which Mr. Conforti is expected to become entitled in connection with his anticipated separation from employment in 2018, see above under Agreements with Named Executive Officers – Mr. Anderson and – Mr. Conforti.

Name	Termination Event	Cash Severance ($)(a)	Continuation of Medical Benefits (present value) ($)	Acceleration of Equity Awards ($)(b)	Total Termination Payments ($)(c)

Mr. Holmes	Voluntary Retirement, Resignation or Involuntary Termination for Cause	--	450,908	--	450,908

	Death or Disability	--	450,908	57,679,640	58,130,548

	Termination without Cause or Constructive Discharge	14,135,823	450,908	57,679,640	72,266,371

	Qualifying Termination Following Change-in-Control	14,135,823	450,908	57,679,640	72,266,371

Mr. Wyshner	Voluntary Retirement, Resignation or Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	3,965,767	3,965,767

	Termination without Cause or Constructive Discharge	2,600,000	--	991,384	3,591,384

	Qualifying Termination Following Change-in-Control	2,600,000	--	3,965,767	6,565,767

Mr. Ballotti	Voluntary Retirement, Resignation or Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	16,154,827	16,154,827

	Termination without Cause or Constructive Discharge	2,980,000	--	9,338,543	12,318,543

	Qualifying Termination Following Change-in-Control	2,980,000	--	16,154,827	19,134,827

Ms. Mandel	Voluntary Retirement, Resignation or Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	12,644,893	12,644,893

	Termination without Cause or Constructive Discharge	2,520,000	--	6,870,685	9,390,685

	Qualifying Termination Following Change-in-Control	2,520,000	--	12,644,893	15,164,893

Mr. Brown	Voluntary Retirement, Resignation or Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	5,437,431	5,437,431

	Termination without Cause or Constructive Discharge	2,800,000	--	2,215,087	5,015,087

	Qualifying Termination Following Change-in-Control	2,800,000	--	5,437,431	8,237,431

Mr. Conforti	Voluntary Retirement, Resignation or Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	16,154,827	16,154,827

	Termination without Cause or Constructive Discharge	2,980,000	--	9,338,543	12,318,543

	Qualifying Termination Following Change-in-Control	2,980,000	--	16,154,827	19,134,827

(a)
Cash severance payable upon a Qualifying Termination Following Change-in-Control assumes that the employment of the named executive officer was terminated on a change-in-control as a termination without cause or constructive discharge.

(b)
Calculated using closing price of Wyndham Worldwide common stock on the New York Stock Exchange on December 29, 2017 of $115.87. This table assumes that all unvested equity awards to which the executive would be entitled vested on December 29, 2017.

Upon a change-in-control, all grants made under our 2006 Equity and Incentive Plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved whether or not the executive's employment is terminated.

Amounts reflected for Termination without Cause or Constructive Discharge include PVRSUs assuming maximum achievement which, if earned, would not be paid until following the completion of the cumulative three-year performance period based on actual performance and on a prorated basis on the portion of the performance period during which the named executive officer was employed plus service credit as defined by employment agreement (or if less, the entire performance period).

(c)
Amounts do not reflect whether any reduction in payments would apply in connection with golden parachute rules under Sections 280G and 4999 of the Code.

Accrued Pay.    The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Deferred Compensation.    The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table above.

Covered Terminations.    The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers' employment agreement and our 2006 Equity and Incentive Plan.

•
A termination of an executive officer is for cause if it is for any of the following reasons: the executive's willful failure to substantially perform his or her duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive's conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive's gross negligence in the performance of his or her duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.

•
Subject to the individual employment agreements, an executive suffers a constructive discharge if any of the following occur: any material breach or failure by us to fulfill our obligations under the executive's employment agreement; any material reduction in base salary; or any material diminution to the executive's authority, duties or responsibilities. For Mr. Holmes, constructive discharge also includes our decision not to renew his employment agreement; a required relocation of over thirty miles; if he no longer serves as our CEO or reports to the Board; or if he is not nominated for election to our Board.

•
A without cause termination occurs if the executive's employment is terminated other than due to death, disability or termination for cause. In addition, a without cause termination will also be deemed to have occurred for Mr. Holmes if an acquiring company does not agree to assume his employment agreement following a qualifying change-in-control or ownership.

Continuation of Medical Benefits.    Mr. Holmes' agreement provides Mr. Holmes and his dependents with medical benefits through the end of the year during which he reaches age 75, subject to Mr. Holmes' payment of required employee contributions, regardless of the termination event. The actuarial assumptions used to calculate continued medical benefits for Mr. Holmes include a discount rate of 3.6%; no mortality assumptions for Mr. Holmes, his spouse or children; and standard pre-retirement and post-retirement per capita costs for Mr. Holmes and his spouse and standard per capita costs for Mr. Holmes' children.

Acceleration of Equity Awards.    Upon a change-in-control as defined in our 2006 Equity and Incentive Plan, grants made to all eligible employees, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved. Under the individual agreements for awards, all awards fully vest on the death or disability of the named executive officer. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.

Under our 2006 Equity and Incentive Plan, as amended and restated, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Wyndham Worldwide or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the company or at least 40 percent of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity's board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Payments Upon Change-in-Control Alone.    For our named executive officers, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge or termination without cause. Grants made under our 2006 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive's employment is terminated. The planned spin-off will not constitute a change-in-control under our severance program or our 2006 Equity and Incentive Plan.

2017 Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For purposes of determining our pay ratio for 2017, the median of the annual total compensation of all employees of our company (other than our CEO) was $37,934 and the annual total compensation of our CEO was $15,094,362. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2017 was 398 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

To identify the median of the annual total compensation of all our employees, we used the following methodology:

•
We determined that, as of December 31, 2017, our employee population, including our full-time, part-time and temporary employees, consisted of approximately 39,265 individuals, with 28,282 of these individuals located in the U.S. and 10,983 located outside of the U.S. Under SEC rules which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded a total of 1,8641 non-U.S. employees from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 37,401 employees, including 28,282 U.S. employees and 9,119 non-U.S. employees.

1
We excluded the following number of employees from each of each of the following countries: 1 from each of Cyprus, Japan, Korea, Nigeria, and Russia; 3 from Indonesia; 4 from Hong Kong; 7 from each of the Czech Republic, Hungary and Switzerland; 8 from each of Colombia and Greece; 9 from Finland; 10 from each of Luxembourg and Poland; 11 from Austria; 17 from each of Norway and Turkey; 21 from the United Arab Emirates; 24 from Brazil; 27 from Sweden; 31 from Egypt; 34 from Italy; 36 from France; 45 from Belgium; 62 from Thailand; 66 from Argentina; 68 from New Zealand; 70 from Croatia; 76 from the Philippines; 81 from Portugal; 88 from China; 111 from South Africa; 140 from Singapore; 141 from Spain; 142 from India; 191 from Ireland; and 287 from Fiji.

•
To identify the median employee, we compared the amount of annual base salary, overtime, cash incentive awards and bonus compensation for each employee in the designated employee population. This compensation measure was consistently applied to all such employees.

•
In making this determination, we annualized the compensation of approximately 6,648 full-time employees and 1,948 part-time employees who were hired in 2017 but did not work for us for the entire year.

Once we identified our median employee, we combined all of the elements of such employee's compensation for 2017 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to our CEO's annual total compensation, we used the amount reported in the Total column in the 2017 Summary Compensation Table above plus the value attributable to health benefits provided under our non-discriminatory benefit plans2.

Related Party Transactions

A member of Mr. Holmes' family currently serves as Director, Growth & Innovation of our destination network business. In 2017, this individual received total cash compensation consisting of base salary and annual incentive compensation of $152,554. All compensation and incentive awards were paid and awarded on a basis consistent with that applied to our other associates.

In May 2017, Wyndham Worldwide, through a subsidiary, entered into a consulting agreement with Isak Enterprises, LLC (the LLC), an entity wholly owned by Mr. Anderson, our former Executive Vice President and Chief Real Estate Development Officer. Under the terms of the consulting agreement, as amended, the LLC provides us with experiential travel ideas and assists with the marketing and disposition of certain real property of our vacation ownership subsidiary. The agreement is for a term of three years. In exchange for these services, we are obligated to pay the LLC a fixed annual amount of $200,000 in equal monthly installments as well as a commission on certain acquisitions and dispositions. Commissions and fees are netted against the fixed annual amount until the total exceeds $200,000 in any twelve month period at which point the LLC receives its payment of commissions and fees in excess of $200,000. As of March 15, 2018, the LLC has been paid $169,695 in commissions and fees under the consulting agreement.

In May 2017, through subsidiaries of the vacation ownership business unit, we also entered into a purchase and sale agreement with the LLC, as thereafter amended, pursuant to which the LLC agreed to acquire certain assets comprising our Fairfield Glade home building business, as well as vacant parcels in Fairfield Glade, Durango, Orlando, Shawnee and Kona, for a total purchase price of $4,170,000, $2,170,000 of which was paid in 2017 and the balance of which is expected be paid in 2018.

2
As permitted by SEC rules, the amount attributable to these health benefits ($14,217) is not included in our CEO's total compensation reported above in the 2017 Summary Compensation Table.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to cast a non-binding advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation (Say-on-Pay Vote). We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2017 compensation of our named executive officers.

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.

Executive Compensation Program

Total Compensation Strategy.    As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•
support a high-performance environment by linking compensation with performance for the benefit of shareholders

•
attract, motivate and retain key executives who are crucial to our long-term success

•
provide our executives with market competitive compensation consistent with comparable companies

•
support a long-term focus for our executives that aligns their interests with the interests of our shareholders.

Program Highlights.    As discussed in the Compensation Discussion and Analysis under Our Executive Compensation Program and Governance Align with Shareholder Interests, we employ a pay-for-performance approach and seek to ensure that our executive compensation program aligns with the interest of our shareholders including:

•
An annual incentive compensation program that requires achievement of rigorous, profitability-based performance metrics designed to incentivize high-performance and achievement of annual financial goals and thus create value for our shareholders.

•
To better align us with our peers, external market trends and our shareholders' interests, in February 2017, the Committee approved a new compensation structure for our CEO, increasing the percentage of his total target compensation that is performance-based to 67%. As redesigned, if maximum performance is achieved, Mr. Holmes' long-term equity incentive award payout would be 80% performance-based.

•
Equity awards granted to our named executive officers other than our CEO under our long-term incentive plan for 2017 constitute approximately 75% of their target annual total compensation aligning their interests with our shareholders.

•
A long-term incentive compensation program that includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of specified levels of adjusted EBIT per share performance over a cumulative three-year period, and RSUs subject to multi-year vesting requirements, each designed to retain our executives and ensure that a significant portion of the executives' compensation is tied to long-term stock price performance.

Performance Highlights.    We believe our executive compensation program provides our named executive officers robust incentives to achieve exceptional strategic and financial performance. As discussed in the Compensation Discussion and Analysis under Solid Financial and Operational Performance for Shareholders, in 2017 our management team produced solid operating results continuing a multi-year track record of delivering outstanding value to shareholders. In 2017, our share price appreciated 51.7%. This, together with our 2017 dividend payments, resulted in a 55% total return to shareholders during 2017 which exceeded the one-year total returns on the S&P 500 index of 22%. Management accomplished these results while also undertaking the substantial efforts needed to effectuate the planned separation of Wyndham Worldwide into two publicly traded companies, and despite the impact of severe weather events occurring in 2017.

Recommendation for Approval

For the reasons discussed above and in our Compensation Discussion and Analysis, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the company's shareholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2018. The Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee's appointment of Deloitte as independent registered public accounting firm (auditor) for 2018. The Audit Committee will consider the outcome of our shareholders' vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.

Deloitte served as our auditor for 2017. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.

Disclosure About Fees

The following table presents fees for professional audit services billed or incurred by Deloitte for the integrated audit of our financial statements and internal control over financial reporting for the years ended December 31, 2017 and 2016 as well as fees billed for other services rendered by Deloitte during those periods.

Type of Fees	2017	2016

Audit Fees	$12,876,108	$7,149,003
Audit-Related Fees	$3,135,197	$2,128,027
Tax Fees	$6,898,631	$4,085,026
All Other Fees	$1,261,499	$468,000

Total	$24,171,435	$13,830,056

In the above table, in accordance with the SEC's definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Form 10-K for 2017 and 2016, review of interim financial statements included in our Form 10-Qs for the quarters ended March 31, June 30 and September 30, 2017 and 2016 and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-Related fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence services related to acquisitions and dispositions.

Tax Fees represent $6,396,248 in fees billed for tax advice and tax planning, including the planned spin-off of the hotel business as well as due diligence related to acquisitions and dispositions, and $502,383 in fees for tax compliance which may include the preparation of tax returns, tax refund claims and/or tax payment planning.

All Other Fees represent fees billed for any services not included in the first three categories, including permitted services related to dispositions and conducting operational examinations of property adherence with corporate brand standards, assessments of specific customer experience and consultation on corporate brand standards.

 Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.

The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2017, all of the audit, audit-related, tax and all other fees listed in the table above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE WYNDHAM
WORLDWIDE CORPORATION 2006 EQUITY AND INCENTIVE PLAN

Our shareholders are being asked to approve the amendment and restatement of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan (Plan). The Plan was originally adopted by the Board and our sole shareholder on July 13, 2006, was amended and restated as of May 12, 2009, was further amended on May 13, 2010, and restated (without amendment) on February 27, 2014, and was further amended on August 2, 2017 as discussed in the Compensation Discussion and Analysis. On March 1, 2018, the Board adopted an amendment and restatement of the Plan, subject to shareholder approval.

Purpose of the Proposal

Our Board is asking our shareholders to approve the Plan, as amended and restated, for the purposes summarized below:

Approval of Plan Extension.    The Plan currently expires on March 30, 2019 which is before our regularly scheduled 2019 annual meeting. If the Plan, as amended and restated, is not approved by our shareholders at the 2018 annual meeting, no new awards may be granted under the Plan after March 30, 2019. We are seeking shareholder approval of the extension of the Plan term until March 2028 to continue to provide our officers, employees and Directors with equity-based compensation that aligns their interests with the interests of our shareholders. We are not seeking shareholder approval of any additional shares for issuance under the amended Plan.

Approval of Limit on Non-Employee Director Awards.    We are asking our shareholders to approve a limit on the value of equity awards granted to our non-employee Directors each year. The purpose of this change, which reflects current market practice, is to protect against a conflict of interest, given that the Board is responsible for fixing its own compensation.

In addition, the Plan includes the following amendments in light of current market practice and existing company practices under the Plan:

Minimum Vesting Period.    All awards are required to have a minimum vesting period of 12 months.

No Dividends on Unvested Awards.    No dividends or dividend equivalents may be paid on unvested awards.

Clawback.    Awards will automatically incorporate any company clawback policy or other right of recoupment adopted from time to time.

Withholding.    Authority for the Committee to permit more shares to be used for tax withholding under awards as permitted under changes in accounting rules.

We have also made other administrative changes and clarifications as reflected below under Description of the Plan, as Amended and Restated, including amendment of certain Plan provisions that were designed for compliance with the exception from Code Section 162(m)'s deduction limit for performance-based compensation. This exception was repealed by the Tax Cuts and Jobs Act, signed into law in December 2017 and effective for taxable years beginning after December 31, 2017. These amendments do not affect the ability of any awards granted prior to 2018 to qualify as performance-based compensation under Code Section 162(m) assuming all other requirements under Code Section 162(m) and transitional relief are satisfied with respect to such awards.

The Board recommends that shareholders approve the Plan, as amended and restated. In the event that our shareholders do not approve this proposal, the Plan, as amended and restated, will not become effective and the Plan would continue in its current form. If such approval is not obtained, we may continue to grant awards under the Plan in accordance with its current terms until the Plan's expiration in March 2019.

The following section summarizes the material terms of the Plan, as amended and restated, and is qualified in its entirety by the full text of the Plan, as amended and restated, which is included in Appendix A to this proxy statement.

Description of the Plan, as Amended and Restated

Purpose of the Plan

The purpose of the Plan is to afford an incentive to selected officers and other employees, non-employee Directors, advisors and consultants to continue in their respective roles, to increase their efforts on behalf of us and our affiliates and to promote the success of our business.

Types of Awards

The Plan provides for the grant of options (including incentive stock options and nonqualified stock options), SARs, restricted stock, RSUs and other stock- and cash-based awards.

Eligibility

Selected officers and other employees, non-employee Directors, advisors and consultants of us and our affiliates are selected by our Board or the Committee for participation in the Plan. Currently, there are seven non-employee Directors and approximately 497 officers and other employees who are eligible to receive equity-based or cash-based awards under the Plan. No advisors or consultants are currently eligible to participate in the Plan.

Administration

The Plan, as amended and restated, is administered by the Committee which satisfies the provisions of Rule 16b-3 of the Exchange Act, and applicable stock exchange rules. Currently, the Compensation Committee of the Board serves as the Committee under the Plan. The Committee has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The Committee is also authorized to determine performance goals (if applicable), to determine to what extent an award may be settled, cancelled, forfeited, exchanged or surrendered, to interpret the Plan and any awards granted thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Except in connection with a corporate transaction involving us, the Committee does not have the authority under the Plan to amend the terms of outstanding awards to reduce the exercise price of outstanding options or SARs or replace or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without the approval of our shareholders. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

Stock Subject to the Plan & Remaining Shares

The maximum number of shares of common stock reserved for the grants of awards under the Plan, including all shares to be issued pursuant to our Non-Employee Directors Deferred Compensation Plan, Savings Restoration Plan and Officer Deferred Compensation Plan, is 36.7 million shares.

As of December 31, 2017, the Plan had 15,615,232 million shares remaining available for future issuance (with no available shares remaining under any other equity plan). Also as of December 31,

2017, we had total outstanding awards of 182,284 SSARs, with a weighted average base price of $77.40 per share and a weighted average remaining contractual term of 3.46 years, and 2,587,430 million full-value awards (including 648,167 PVRSUs assuming maximum achievement of the related performance goals).

As of March 1, 2018, the Plan had 15,712,615 million shares remaining available for future issuance (with no available shares remaining under any of our other equity plans). As of March 1, 2018, we had total outstanding awards of 182,284 million SSARs, with a weighted average base price of $77.40 per share and a weighted average remaining contractual term of 3.45 years, and 2,010,437 million full-value awards (including 481,222 PVRSUs assuming maximum achievement of the related performance goals).

Individual Award Limits for Employee and Non-Employee Director Participants

The Plan places limits on the maximum amount of awards, and types thereof, that may be granted to any participant in any calendar year. These limits remain the same under our amended and restated Plan with the exception of a new annual share limit imposed on awards to our non-employee Directors. Under the Plan, in a single calendar year, no participant may be granted:

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equity awards covering more than 1.0 million shares of stock in the aggregate;

•
options or SARs covering more than 1.0 million shares of stock; or

•
restricted stock, RSUs or other stock-based awards covering more than 250 thousand shares of stock.

In addition, no more than 1.0 million shares of stock may be issued pursuant to the exercise of incentive stock options under the Plan.

Under the Plan, as amended and restated, the aggregate grant date fair market value of all awards granted under the Plan to a non-employee Director in any calendar year (excluding awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding awards) will not exceed $1.0 million.

In addition, under the Plan, the maximum value of the aggregate payment that a participant may receive in a calendar year pursuant to an award under our annual incentive program is $10.0 million and the maximum value of the aggregate payment that a grantee may receive in respect of any calendar year pursuant to an other stock- or cash-based award is $1.0 million.

All share limits in the Plan including the maximum number of shares reserved under the Plan are subject to adjustments as provided in the Plan. In the event the Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Plan participants, then the Committee will make certain equitable adjustments as it deems necessary or appropriate to the number and kind of shares or other property available for awards, the exercise price, grant price or purchase price relating to any award, the terms of outstanding awards, the annual award limitations and the performance goals.

If any shares subject to an award granted under the Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the number of shares of stock underlying such award will again be available for awards under the Plan.

Terms of Awards and Performance Goals

Except as set forth otherwise in the Plan or as may be determined by the Committee, each award granted under the Plan will be evidenced by an award agreement containing such terms and conditions as determined by the Committee in a manner consistent with the purposes of the Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals. The term of each award granted under the Plan shall be for such period as may be determined by the Committee, provided that all awards granted under the Plan shall have a minimum vesting period of twelve months.

The performance goals that may be applicable to awards granted under the Plan, as amended and restated, may be based upon one or more of the following criteria, applied to one or more of us or our affiliates or one of our divisions or strategic business units:

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pre-tax income or after-tax income;

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pre-tax or after-tax profits;

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income or earnings including operating income, earnings before or after taxes, earnings before interest, taxes, depreciation and amortization, earnings before or after interest, depreciation, amortization, or items that are unusual in nature or infrequently occurring or special items, or any combination of any or all of the foregoing;

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net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements;

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earnings or book value per share (basic or diluted);

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return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity;

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return on revenues;

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cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

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economic value created;

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operating margin or profit margin (gross or net);

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stock price or total shareholder return;

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income or earnings from continuing operations;

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after-tax or pre-tax return on shareholders' equity;

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growth in the value of an investment in our common stock assuming the reinvestment of dividends;

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operating profits or net operating profits;

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working capital;

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gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, and any other expenses or interest);

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cost targets, reductions and savings (including, without limitation, the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, our bank debt or our other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee), expense management, productivity and efficiencies;

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strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions;

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franchise and/or royalty income;

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market share;

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strategic objectives, development of new product lines and related revenue, sales and margin targets;

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franchisee growth and retention;

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co-branding or international operations;

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comparisons of continuing operations to other operations;

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management fee or licensing fee growth;

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other financial or business measures as may be determined by the Committee; and

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any combination of the foregoing.

Under the Plan, as amended and restated, the Committee may equitably adjust the performance goals based on certain events specified in the Plan, including for example, unusual, non-recurring, non-core or other events, or otherwise, all as determined in by the Committee in its discretion.

Long Term Incentive Program

Stock Options.    Stock options granted under the Plan may be incentive stock options or nonqualified stock options. The exercise price of stock purchasable under an option granted under the Plan will be determined by the Committee but will not be less than the fair market value of our common stock on the date of grant.

Options will be exercisable over the exercise period which may not exceed ten years, at such times and upon such conditions as the Committee may determine, as reflected in the applicable award agreement; provided, that the Committee will have the authority to accelerate the exercisability of any outstanding option. The exercise price of an option generally may be paid in cash, exchange of stock previously owned, through a "broker cashless exercise" or a combination thereof, or if permitted in an award agreement, by withholding shares of common stock.

An option may not be exercised unless the grantee of such option is then a Director of, in the employ of, or providing services to, us or our affiliates, or Wyndham Hotels or its affiliates, and unless the grantee has remained continuously so employed, or continuously maintained such relationship, since the grant date of the option; provided, that the applicable award agreement may contain provisions extending, or the Committee may otherwise determine to extend, the exercisability of options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such option. In no event will the Committee award or pay any dividend or dividend equivalents with respect to options, whether vested or unvested.

Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such options, as the Committee may prescribe or as may be required by applicable law.

Stock Appreciation Rights.    A SAR confers on the participant the right to receive, with respect to each share subject to the SAR, upon exercise of the SAR, an amount equal to the excess of (i) the fair market value of one share of our common stock on the date of exercise over (ii) the grant price of the SAR. Unless the Committee determines otherwise, a SAR (i) granted in tandem with a nonqualified stock option may be granted at the time of grant of the related option or at any time thereafter or (ii) granted in tandem with an incentive stock option may only be granted at the time of grant of the related option. A SAR granted in tandem with an option will be exercisable only to the extent the underlying option is exercisable. The grant price per share of stock subject to a SAR is determined by the Committee at grant, provided that the per share grant price of a SAR, whether or not it is granted in tandem with an option, may not be less than 100% of the fair market value of the stock at the time of grant.

SARs will be exercisable over the exercise period, which may not exceed ten years, at such times and upon such conditions as the Committee may determine, as reflected in the applicable award agreement; provided, that the Committee will have the authority to accelerate the exercisability of any outstanding SAR. A SAR may not be exercised unless the grantee of such award is then a Director of, in the employ of, or providing services to, us or our affiliates, or Wyndham Hotels or its affiliates, and unless the grantee has remained continuously so employed, or continuously maintained such relationship, since the grant date of the SAR; provided, that the applicable award agreement may contain provisions extending, or the Committee may otherwise determine to extend, the exercisability of the SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related award). In no event shall the Committee award or pay dividends or dividend equivalents with respect to SARs, whether vested or unvested.

SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe or as may be required by applicable law.

Restricted Stock.    A restricted stock award granted under the Plan will consist of shares of our common stock and will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Except to the extent restricted under an award agreement, a participant granted restricted stock will have all of the rights of a shareholder including, without limitation, the right to vote the restricted stock and the right to receive dividends, provided that such dividends may only be paid when and to the extent that the underlying restricted stock vests. Stock distributed in connection with a stock split or stock dividend, and cash or other property distributed as a dividend, will be subject to restrictions and risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed, and will be settled at the same time as the restricted stock to which it relates.

Restricted Stock Units.    An RSU is an award of a right to receive stock or cash, as determined by the Committee, at the end of a specified restricted period subject to vesting conditions. An RSU does not carry voting or dividend rights. The Committee may, however, award dividend equivalents relating to RSUs on terms and conditions as it determines, provided that any such dividend equivalents may only be paid when and to the extent that the underlying RSUs vest.

We also issue RSUs for the purpose of fulfilling our obligations under our Non-Employee Directors Deferred Compensation Plan; provided, that certain terms and conditions of the grant and payment of such RSUs set forth in the Non-Employee Directors Deferred Compensation Plan will supersede the terms generally applicable to RSUs granted under the Plan. Such RSUs granted pursuant to the Non-Employee Directors Deferred Compensation Plan need not be evidenced by an award agreement. We will issue RSUs payable only in stock (unless the Committee determines otherwise) pursuant to our non-employee Director compensation program and will issue stock in settlement of such RSUs in accordance with such program and the terms of the Plan.

Performance-Based Restricted Stock and RSUs.    The Committee may condition the grant or vesting of restricted stock and RSUs on restrictions that will lapse, in whole or in part, only upon the attainment of certain performance goals.

Restricted Stock/RSUs-Termination of Employment.    Upon termination of employment or the cessation of service or independent contractor relationship with us or our affiliates during the applicable restriction or deferral period or, with respect to RSUs, upon failure to satisfy any other conditions precedent to the delivery of stock or cash to which such RSUs relate, all restricted stock and RSUs and any accrued but unpaid dividends or dividend equivalents that are then subject to deferral or restriction will be forfeited. Notwithstanding any provision in the Plan to the contrary, the Committee may provide or determine that restrictions or forfeiture conditions relating to restricted stock or RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of restricted stock or RSUs.

Restrictions.    Options and shares acquired upon exercise of options or SARs or otherwise granted under the Plan may be subject to such other conditions including, but not limited to, restrictions on transferability of such shares as the Committee may prescribe or as may be required by applicable law.

Other Stock- or Cash-Based Awards.    The Plan provides for other stock- and cash-based awards, the form and terms of which are determined by the Committee. The value and payment of these awards may be contingent upon performance goals. The maximum value of the aggregate payment that any grantee may receive pursuant to any such award in respect of any calendar year is $1.0 million. Under the Plan, as amended and restated, payments earned with respect to such awards may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate. Under the Plan, the Committee has the authority to accelerate vesting of awards that are subject to Code Section 162(m) at such time and under such circumstances as it deems appropriate in its sole discretion.

Annual Incentive Program

In addition to awards granted under our Long Term Incentive Program, the Committee is authorized to grant other stock- and cash-based awards pursuant to our Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted under the Annual Incentive Program may be granted with value and payment contingent upon performance goals. Grantees will be selected by the Committee with respect to participation for a calendar year. The maximum value of the aggregate payment that any grantee may receive under the Annual Incentive Program in respect of any calendar year is $10.0 million. Under the

Plan, as amended and restated, payments earned with respect to such awards may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate.

Change-in-Control

The Plan provides that, unless otherwise determined by the Committee at the time of grant and evidenced in the applicable award agreement and notwithstanding any other provision in the Plan to the contrary, in the event of a "change-in-control" (i) any exercisable award granted under the Plan that was not previously vested and exercisable will become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other awards granted under the Plan will lapse and such awards will be deemed fully vested, and any performance conditions imposed with respect to awards will be deemed to be fully achieved.

Under the Plan, as amended and restated, a "change-in-control" generally means any person or persons (other than us, any fiduciary holding securities under a company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Wyndham Worldwide or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the company or at least 40 percent of our assets are sold (our Plan previously defined change-in-control to include shareholder approval of a sale of substantially all of our assets), and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity's board; or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Term; Amendment

No awards will be made under the Plan, as amended and restated, following the tenth anniversary of the earlier of the date the amended and restated Plan is adopted by the Board and the effective date of the Plan. If the Plan, as amended and restated, is approved by shareholders, the new term of the Plan will expire on March 1, 2028. Our Board may alter, amend, suspend or terminate the Plan at any time, provided, that any amendment or termination does not adversely affect any rights of a grantee under any award previously granted without such grantee's consent. An amendment that requires shareholder approval in order for the Plan to continue to comply with any applicable law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of shareholders.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Plan.

We granted awards under the Plan in 2017 to the named executive officers, non-employee Directors and to other eligible employees. The 2017 grants to our named executive officers and to our non-employee Directors are reflected in the 2017 Grants of Plan-Based Awards Table and the 2017 Director Compensation Table, respectively, in this proxy statement. The closing market price of a share of Wyndham Worldwide common stock as reported on the NYSE on December 29, 2017 was $115.87. We have not granted any stock options to our employees since 2006, and we have not granted SARs since 2016.

 Equity Compensation Plan Information

The following table sets forth, as of December 31, 2017, certain information related to our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	2.5 million (a)	$80.80 (b)	15.6 million (c)

Equity compensation plans not approved by security holders	None	Not applicable	Not applicable

(a)
Consists of shares issuable upon exercise of stock settled stock appreciation rights, restricted stock units and performance vested restricted stock units at the maximum achievement level under the 2006 Equity and Incentive Plan, as amended.

(b)
Consists of weighted-average exercise price of outstanding stock settled stock appreciation rights and restricted stock units (excludes the weighted-average exercise price of the performance vested restricted stock units at the maximum achievement level).

(c)
Consists of shares available for future grants under the 2006 Equity and Incentive Plan, as amended.

Certain U.S. Federal Income Tax Consequences

The following summary is intended as a general guide to the United States federal income tax consequences relating to the awards granted under the Plan based on applicable statutory provisions as of the date of this proxy statement, which are subject to change at any time and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences but does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances (state, local, estate and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.    An optionee generally recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code (unless the optionee is subject to the alternative minimum tax) nor are we entitled to a deduction. Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option (ISO Shares) within two years after the stock option grant date nor within one year after the exercise date and who satisfy all of the other requirements of an incentive stock option, normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the exercise price of the ISO Shares. If an optionee disposes of the ISO Shares within two years after the stock option grant date or within one year after the exercise date (each a disqualifying disposition), the optionee will realize ordinary income at the time of the disposition in an amount equal to the lesser of: (i) the fair market value of the ISO Shares at the time of exercise (or, with respect to officers, the date that sale of such stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price and (ii) the amount realized on such disqualifying disposition minus the exercise price of the ISO Shares. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the optionee. A capital gain will be long-term if the optionee's holding period is more than 12 months. We will generally be entitled to a deduction in connection with the disposition of the ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

An award agreement may provide that an optionee may pay for common stock received upon the exercise of an option (including an incentive stock option) with other shares of common stock. In general, an optionee's transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

Nonqualified Stock Options.    An optionee generally recognizes no taxable income as a result of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is one of our employees, such ordinary income generally is subject to withholding of income and employment taxes. The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any subsequent gain or loss, generally based on the difference between the sale price and the tax basis of the stock acquired on exercise, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months which is measured from the date of exercise. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by Section 280G of the Code (as described below).

Restricted Stock, RSUs and Cash Awards.    A participant will recognize ordinary income upon receipt of cash pursuant to an annual incentive compensation award. A participant will not have taxable income at the time of grant of a stock award in the form of RSUs but rather will generally recognize ordinary income at the time of receipt of common stock in settlement of the RSUs in an amount equal to the fair market value of the shares received. In general, a participant will recognize ordinary income as a result of the receipt of a restricted stock award in an amount equal to the fair market value of the common stock on the date of grant over the amount, if any, paid for such stock; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary income in an amount equal to such excess based upon the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture or (ii) in cases where a participant makes a valid election under Section 83(b) of the Code, when the common stock is received. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant with respect to these awards, except to the extent such deduction is limited by Section 280G of the Code (as described below).

Certain Other Tax Issues.    In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) in the event that the exercisability or vesting of any award is accelerated because of a change-in-control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Code Section 280G, which excess amounts may be subject to excise taxes and may be nondeductible by us; and (iii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant's gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant's underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. To the extent applicable, the Plan and Plan awards are intended to comply with, or be exempt from, the applicable requirements of Code Section 409A, and the Plan and all awards will be limited, construed and interpreted in accordance with Code Section 409A, although no guarantee or warranty as to such compliance or exemption is provided.

Board Recommendation

The Board recommends that shareholders vote to approve the amendment and restatement of the Plan. In the event that our shareholders do not approve this proposal, the Plan, as amended and restated, will not become effective and the Plan would expire on March 30, 2019, which would preclude us from granting equity-based and other incentive-based compensation after that date. If shareholders do not approve this proposal, we may continue to grant awards under the Plan in accordance with its current terms until the Plan's expiration on March 30, 2019.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE WYNDHAM WORLDWIDE CORPORATION 2006 EQUITY AND INCENTIVE PLAN

SHAREHOLDER PROPOSAL

The following shareholder proposal will be voted on at the 2018 annual meeting only if properly presented by or on behalf of one of the shareholder proponents. This proposal was presented to our shareholders for a vote at our 2017 and 2016 annual meetings and a majority of shareholders present voted AGAINST this proposal on both occasions.

The Board of Directors has recommended a vote AGAINST the proposal for the reasons set forth below the proposal.

Shareholder Proposal Concerning Political Contributions Disclosure

We have been advised that certain of our shareholders intend to present a proposal at the 2018 annual meeting. The shareholder proposal and supporting statement, for which the Board of Directors accepts no responsibility, are set forth below.

We will furnish the name, address and stock ownership of each of the proponents to our shareholders promptly upon receiving an oral or written request to our Corporate Secretary. For the reasons set forth in its Statement in Opposition immediately following this shareholder proposal, our Board of Directors does not support this proposal and urges you to vote AGAINST this proposal.

"Resolved, that the shareholders of Wyndham Worldwide, Inc. ("Wyndham" or "Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.
Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.
The identity of the recipient as well as the amount paid to each; and

b.
The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 6 months from the date of the annual meeting.

Supporting Statement

As long-term shareholders of Wyndham Worldwide, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; expenditures for political advertisements; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court's Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, "Disclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages." Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Furthermore, in The 2017 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, Wyndham placed Third Tier with a score of 44.3%. While this is up 6 points from last year and from near bottom of the 2015 ranking of just 10%, It behooves our Company to take leadership in the "Trendsetter" category.

Relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. This proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. A growing number of companies have adopted disclosure and oversight of their political spending. At the time of the September issuance of The 2017 CPA-Zicklin Index of Corporate Political Disclosure and Accountability, 153 companies, including almost half of the S&P 100, had committed to disclosure of their political spending policies, the details of the spending, and oversight."

Board of Directors' Statement in Opposition to Shareholder Proposal

The Board carefully considered this proposal for the third year and again concluded that its adoption is unnecessary and would not be in the best interests of our shareholders for the reasons outlined below.

Importance of Participation in the Political Process.    Public policy issues have the potential to impact our business, our employees and the communities in which we operate. Therefore, we believe that in certain cases it may be appropriate and in our best interest to participate in the political process to both protect and promote our business, our employees and these communities. In evaluating our best interests, we support candidates based on alignment of the political contribution with our Business Principles; the merits of the organization, campaign and/or candidate; the value of the contribution; the good standing, quality and effectiveness of, and appropriateness of our level of involvement with, the organization, campaign, and/or candidate; and the advice of legal counsel, compliance personnel and members of management.

Our Political Contribution Policy.    We maintain a political contribution policy (Policy), which is available at the Investors page of our website under the heading Corporate Governance at www.wyndhamworldwide.com. Our Policy summarizes our philosophy regarding corporate political contributions and other campaign expenditures, as well as the compliance process currently in place to ensure that our political activities are lawful, properly disclosed and undertaken responsibly. Our Policy also provides a framework for internal oversight of our political activity whereby our Board annually reviews our political activity, including all political contributions made with corporate funds, our policy on political expenditures, payments to trade associations and similar tax-exempt organizations and the appropriate level of political engagement for the ensuing year. This information is reported to the Board on an annual basis. Political contributions made by us are also reviewed and approved by our Senior Vice President of Government Relations.

Our Political Contributions and Related Government Regulatory and Disclosure Requirements.    Because political contributions of all types are subject to extensive regulatory and public disclosure requirements, a comprehensive system of reporting and accountability for our political contributions already exists and public information is available to alleviate the concerns cited in this proposal. We are fully committed to complying with all applicable campaign finance laws and adhering to the highest standards of ethics in engaging in political activities.

Federal law currently prohibits corporations like Wyndham Worldwide from contributing to candidates for federal office, national party committees, federal accounts of state parties and most types of political action committees (PACs). Accordingly, we do not make such contributions. We also do not make any independent expenditures or pay for any electioneering communication, unless such contribution or expenditure is in our best interest.

State and local political contribution rules vary widely and need to be examined on a case-by-case basis when considering making a corporate or PAC donation to any state or local candidate, party committee, ballot initiative committee or other type of state or local political committee. In accordance with applicable state laws, any such contribution is required to be disclosed either by the recipient or by the donor. Accordingly, our state and local contributions are publicly available.

We also provide an opportunity for our employees to participate in the political process by joining the Wyndham Worldwide Corporation PAC (Wyndham-PAC). The Wyndham-PAC allows employees to pool their financial resources to support federal, state and local candidates, political party campaigns and PACs. The political contributions made by the Wyndham-PAC are funded entirely by the voluntary contributions of our employees and no corporate funds are used. Members of our senior management decide which candidates, campaigns and committees the Wyndham-PAC will support based on a nonpartisan effort to promote and protect the interests of our business, shareholders and employees. Federal law subjects the activities of the Wyndham-PAC to detailed registration and comprehensive disclosure requirements, which include filing reports with the Federal Election Commission. These reports are publicly available at www.fec.gov and include an itemization of the Wyndham-PAC's receipts and disbursements including any federal, state or local political contributions.

Trade Associations.    We participate in certain industry trade and similar organizations with purposes that include, but are not limited to, enhancement of the public image of the hospitality industry, education about that industry and issues which affect it and industry best practices and standards. We exercise no control over these organizations, which on some occasions may choose to exercise their right to engage in political activity. The vast majority of the organizations of which we are a member have no history of making political expenditures. In addition, because we are merely a single member of these organizations, most of which have many members, disclosure of our contributions to such organizations would be of little value. Our engagement with any particular association does not mean we agree with all policy positions of that association. We review these memberships annually to assess their business value and alignment with our business objectives and we will not support any trade association that spends significant resources working against our positions on public policy or our direct business interests.

Competitive Disadvantage.    We also believe that the disclosure requested in this proposal could place us at a competitive disadvantage by revealing our long-term strategies and priorities. Because parties with interests adverse to Wyndham Worldwide also participate in the political process, any unilateral disclosure above what is required by law and equally applicable to all parties engaged in public debate, could benefit those parties while harming our interests. We believe that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than us alone, as the shareholder requests.

After careful consideration, our Board concluded that the adoption of this proposal is unnecessary and would not be in the best interests of our shareholders for the reasons stated above. If adopted, we believe that the proposal would cause us to incur undue cost, administrative burden and competitive harm without commensurate benefit to our shareholders. Accordingly, we recommend that you vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE AGAINST
THE ADOPTION OF THE SHAREHOLDER PROPOSAL

Appendix A

WYNDHAM WORLDWIDE CORPORATION
2006 EQUITY AND INCENTIVE PLAN
(AMENDED AND RESTATED AS OF               , 2018)*

1.    Purpose; Types of Awards; Construction.

The purposes of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan (as amended and restated, the "Plan") are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Wyndham Worldwide Corporation (the "Company") and its Affiliates that now exist or hereafter are organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Affiliates and to promote the success of the Company's business. The Plan provides for the grant of Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

  (a)   "Affiliate" shall mean, other than the Company, (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (iv) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; or (v) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

  (b)   "Annual Incentive Program" means the program described in Section 6(c) hereof.

  (c)    "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

  (d)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

  (e)   "Board" means the Board of Directors of the Company.

  (f)    "Change in Control" means, following the Effective Date, a change in control of the Company, which will have occurred if:

    (i)    any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of

*
The Wyndham Worldwide Corporation 2006 Equity and Incentive Plan was originally adopted in 2006. The Plan was amended and restated in its entirety and approved by shareholders on             , 2018, and the Plan, as amended and restated, supersedes all prior amendments, restatements and amendment and restatements adopted by the Company's shareholders (provided that, for the avoidance of doubt, such amendment and restatement shall not affect the ability of any Awards granted prior to the date of such amendment and restatement to qualify as "performance-based compensation" under Section 162(m) of the Code).

    Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

    (ii)   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

    (iii)  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

    (iv)  the stockholders of the Company consummate a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of at least 40% of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of 40% or more of the Company's assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a Public Offering or (y) the consummation of any transaction or series of integrated transactions immediately following which individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes "nonqualified deferred compensation" within the meaning of Code Section 409A, an event shall not be considered to be a Change in Control under the Plan for purposes of triggering payment of such Award unless such event is also a "change in ownership," a "change in effective control" or a "change in the ownership of a substantial portion of the assets" of the Company within the meaning of Code Section 409A.

For the avoidance of doubt, the spin-off of Wyndham Hotels & Resorts, Inc. will not constitute a Change in Control hereunder.

  (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

  (h)   "Code Section 409A" means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

  (i)    "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and applicable stock exchange rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of the Awards, grants, interpretations or other actions of the Committee.

  (j)    "Company" means Wyndham Worldwide Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

  (k)   "Effective Date" means the date of stockholder approval of the amended and restated Plan at the Company's 2018 annual meeting of stockholders (i.e.,              , 2018), subject to Sections 8(d)(i) and 8(e).

  (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

  (m)  "Fair Market Value" of a share of Stock shall be determined for purposes of the Plan, including, without limitation, with respect to the granting of any Award by using the closing price of Stock as of the date such Award is granted, unless otherwise determined by the Committee or required by applicable law. Notwithstanding the foregoing, if at the time of grant or other applicable event, the Stock is not then listed on a national securities exchange, "Fair Market Value" shall mean, (i) if the shares of Stock are then traded in an over-the-counter market, the average of the bid and ask price for shares of Stock in such over-the-counter market (determined at the same time as contemplated in clauses (A) and (B) above with respect to the applicable action), and (ii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, or the value of such shares is not otherwise determinable, such value as determined by the Committee in its sole discretion.

  (n)   "Grantee" means a person who, as a non-employee director, officer or other employee, advisor or consultant of the Company or its Affiliate, has been granted an Award under the Plan.

  (o)   "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

  (p)   "Long Term Incentive Program" means the program described in Section 6(b) hereof.

  (q)   "Non-Employee Director" means any director of the Company who is not also employed by the Company or any of its Affiliates.

  (r)    "NQSO" means any Option that is not designated as an ISO.

  (s)    "Option" means a right, granted to a Grantee under Section 6(b)(i) or 6(b)(v), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

  (t)    "Other Cash-Based Award" means cash awarded under the Annual Incentive Program or the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

  (u)   "Other Stock-Based Award" means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Term Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

  (v)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

  (w)  "Performance Goals" means performance goals determined by the Committee, which may be based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) pre-tax or after-tax profits; (iii) income or earnings including operating income, earnings before or after taxes, earnings before interest, taxes, depreciation and amortization, earnings before or after interest, depreciation, amortization, or items that are unusual in nature or infrequently occurring or special items, or a combination of any or all of the foregoing; (iv) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vii) return on revenues; (viii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (ix) economic value created; (x) operating margin or profit margin (gross or net); (xi) stock price or total stockholder return; (xii) income or earnings from continuing operations; (xiii) after-tax or pre-tax return on stockholders' equity; (xiv) growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends; (xv) operating profits or net operating profits; (xvi) working capital; (xvii) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, and any other expenses or interest); (xviii) cost targets, reductions and savings (including, without limitation, the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee), expense management, productivity and efficiencies; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions; (xx) franchise and/or royalty income; (xxi) market share; (xxii) strategic objectives, development of new product lines and related revenue, sales and margin targets; (xxiii) franchisee growth and retention; (xxiv) co-branding or international operations; (xxv) comparisons of continuing operations to other operations; (xxvi) management fee or licensing fee growth; (xxvii) other financial or business measures as may be determined by the Committee; and (xxviii) any combination of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or its Affiliates, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals may be evaluated in accordance with generally accepted accounting principles (GAAP) or other financial measures (including non-GAAP measures) as determined by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual, non-recurring, non-core or other events affecting the Company or its Affiliates or the financial statements of the Company or its Affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principles, or otherwise, all as determined by the Committee in its discretion.

  (x)   "Performance Period" shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee's right to and the payment of an Award.

  (y)   "Plan" means this Wyndham Worldwide Corporation 2006 Equity and Incentive Plan (as amended and restated as of May 12, 2009, as further amended on May 13, 2010, as further restated on February 27, 2014, as further amended on August 2, 2017 and as further amended and restated as of March 1, 2018), as amended from time to time.

  (z)   "Plan Year" means a calendar year.

  (aa) "Public Offering" means an offering of securities of the Company that is registered with the Securities and Exchange Commission.

  (bb) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

  (cc)  "Restricted Stock Unit" or "RSU" means a right granted to a Grantee under Section 6(b)(iv) or Section 6(b)(v) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

  (dd) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

  (ee) "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

  (ff)  "Stock" means shares of the common stock, par value $0.01 per share, of the Company.

  (gg) "Stock Appreciation Right" or "SAR" means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

  (hh) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

  (ii)   "Ten Percent Stockholder" shall mean a person owning stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or any Subsidiary.

3.    Administration.

The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the "Committee" shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the "Committee" shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws and may impose any limitations and restrictions that they deem necessary to comply with the applicable tax and securities laws of such countries other than the United States. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, and provided further, outstanding Options or SARs may not be replaced or cancelled in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company and its Affiliates or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.    Eligibility.

Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or its Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    Stock Subject to the Plan.

The maximum number of shares of Stock reserved for issuance under the Plan shall be 36,700,000, and pursuant to the Company's Non-Employee Directors Deferred Compensation Plan, Savings Restoration Plan, and Officer Deferred Compensation Plan, subject to adjustment as provided herein. No more than (i) 1,000,000 shares of Stock may be made subject to Options or SARs to a single individual in a single Plan Year; (ii) 250,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year; and (iii) 1,000,000 shares of Stock may be issued pursuant to the exercise of ISOs, in each case, subject to adjustment as provided herein; provided that the aggregate number of shares of Stock subject to the awards described in clauses (i), (ii) and (iii) issued to any individual shall not exceed 1,000,000. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

The aggregate grant date fair value (computed as of the grant date in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual Non-Employee Director in any fiscal year of the Company (excluding Awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding Awards) shall not exceed $1,000,000.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, and with respect to NQSOs, such adjustment shall be made in a manner intended to comply with Code Section 409A, (iv) annual award limitations set forth in this Section 5; and (v) the Performance Goals applicable to outstanding Awards.

6.    Specific Terms of Awards.

(a)    General.    The term of each Award shall be for such period as may be determined by the Committee, provided that all Awards granted under the Plan shall have a minimum vesting period of twelve (12) months. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or its Affiliates upon the grant, vesting, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis in a manner intended to comply with Code Section 409A. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)    Long Term Incentive Program.    Under the Long Term Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Long Term Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

  (i)    Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

    (A)    Type of Award.    The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify, shall constitute a separate NQSO. Notwithstanding any other provision of this Plan to the contrary or any provision in an Award Agreement to the contrary, any Option granted to an employee of an Affiliate (other than one described in Section 2(a)(i) or (ii)) shall be an NQSO.

    (B)    Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, subject to Section 6(b)(v), in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option; provided, however, if an ISO is granted to a Ten Percent Stockholder, the per share exercise price shall not be less than 110% of the Fair Market Value of the share of Stock on the date of grant of such ISO. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a "broker cashless exercise" procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

    (C)    Term and Exercisability of Options.    The date on which the Committee adopts a resolution expressly granting an Option, or such future date designated in the adopted resolution expressly authorizing the grant of an Option, shall be considered the day on which such Option is granted. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted; provided, however, that the term of an ISO granted to a Ten Percent Stockholder may not exceed five years. Options shall be exercisable over the term at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

    (D)    Termination of Employment/Service.    An Option may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or its Affiliates, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending, or the Committee may otherwise determine to extend, the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option. A Grantee's employment with, or provision of services to, Wyndham Hotels & Resorts, Inc. or its Affiliates (collectively, the "Wyndham Hotels Group") shall be deemed employment with, or provision of services to, the Company or its Affiliates for purposes of this Section 6(b)(i).

    (E)    Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year under the Plan and/or any other stock option plan of the Company, its Parent or any Subsidiary exceeds $100,000, such Options shall be treated as Options which are not ISOs. In addition, if a Grantee does not remain employed by the Company, its Parent or any Subsidiary at all times from the time the Option is granted until three months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an Option which is not an ISO. Should the foregoing provisions not be necessary in order for Options to qualify as an ISO, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

    (F)    Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law. In no event shall the Committee award or pay dividend or dividend equivalents with respect to Options, whether vested or unvested.

  (ii)    SARs.    The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

    (A)    In General.    Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may be made in cash, Stock, or property as specified in the Award or determined by the Committee. The grant price per share of Stock subject to a SAR shall be determined by the Committee at the time of grant, provided that the per share grant price of a SAR, whether or not granted in tandem with an Option, shall not be less than 100% of the Fair Market Value of the Stock at the time of grant.

    (B)    Right Conferred.    A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

    (C)    Term and Exercisability of SARs.    The date on which the Committee adopts a resolution expressly granting a SAR, or such future date designated in the adopted resolution expressly authorizing the grant of a SAR, shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. A SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

    (D)    Termination of Employment/Service.    A SAR may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or its Affiliates, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending, or the Committee may otherwise determine to extend, the exercisability of the SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award). A Grantee's employment with, or provision of services to, the Wyndham Hotels Group shall be deemed employment with, or provision of services to, the Company or its Affiliates for purposes of this Section 6(b)(ii).

    (E)    Other Provisions.    SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law. In no event shall the Committee award or pay dividends or dividend equivalents with respect to SARs, whether vested or unvested.

  (iii)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

    (A)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. The Committee may also condition the grant of an Award of Restricted Stock on the achievement of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon; provided that such dividends may not be paid before the underlying Restricted Stock vests.

    (B)    Forfeiture.    Upon termination of employment with or service to, or termination of the director or independent contractor relationship with, the Company or its Affiliates during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited. Notwithstanding any other provision of this Plan to the contrary, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

    (C)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, requiring the shares of Restricted Stock be held in uncertificated book entry form. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

    (D)    Dividends.    Stock distributed in connection with a stock split or stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, and shall be settled as the same time as the Restricted Stock to which it relates.

  (iv)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

    (A)    Award and Restrictions.    Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals. The Committee also may condition the grant of an Award of Restricted Stock Units on the achievement of Performance Goals. The Committee may award dividend equivalents relating to Restricted Stock Units on terms and conditions as it determines; provided that such dividend equivalents may not be paid before the underlying Restricted Stock Units vests.

    (B)    Forfeiture.    Upon termination of employment with or service to, or termination of director or independent contractor relationship with, the Company or its Affiliates during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited. Notwithstanding any other provision of this Plan to the contrary, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

    (C)    Director Deferred Compensation Awards.    The Company shall issue RSUs pursuant to this Section 6(b)(iv)(C) for the purpose of fulfilling the Company's obligations under its Non-Employee Directors Deferred Compensation Plan (the "Deferred Compensation Plan"); provided, that certain terms and conditions of the grant and payment of such RSUs set forth in the Deferred Compensation Plan (and only to the extent set forth in such plan) shall supersede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Deferred Compensation Plan.

    (D)    Non-Employee Director Compensatory Awards.    The Company shall issue RSUs payable only in Stock (unless the Committee determines otherwise) pursuant to the Company's non-employer director compensation program, and shall issue Stock in settlement of such RSUs in accordance with such program and the terms of this Plan.

  (v)    Other Stock- or Cash-Based Awards.    The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may condition an Other Stock- or Cash-Based Award or the lapse of restrictions with respect to an Other Stock- or Cash-Based Award on the achievement of Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Performance Periods under this Section 6(b)(v) may overlap. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(b)(v) in respect of any Plan Year is $1,000,000. Payments earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate. The Committee shall have the authority to accelerate vesting of Awards that are subject to Section 162(m) of the Code at such time and under such circumstances as it, in its sole discretion, deems appropriate. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards as it deems appropriate.

(c)    Annual Incentive Program.    In addition to Awards granted under Section 6(b), the Committee is authorized to grant Other Stock- or Cash-Based Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may condition an Award under the Annual Incentive Program or the lapse of restrictions with respect to an Award under the Annual Incentive Program on the achievement of Performance Goals. Grantees will be selected by the Committee with respect to participation for a Plan Year. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any Plan Year is $10,000,000. Payments earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate. The Committee may establish such other rules applicable to the Annual Incentive Program as it deems appropriate.

7.    Change in Control Provisions.    Unless otherwise determined by the Committee at the time of grant and evidenced in an Award Agreement and notwithstanding any other provision of this Plan to the contrary, in the event of a Change of Control:

  (a)   any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

  (b)   the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8.    General Provisions.

(a)    Nontransferability.    Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b)    No Right to Continued Employment, etc.    Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or its Affiliates or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any Affiliate to terminate such Grantee's employment, or director or independent contractor relationship.

(c)    Taxes.    The Company and its Affiliates are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares of Stock that would otherwise be received upon settlement or exercise of such Award; provided such amount withheld does not cause the award to be treated as a liability instrument under generally accepted accounting principles.

(d)    Stockholder Approval; Amendment and Termination.

    (i)  The Plan shall take effect upon, and be subject to, the requisite approval of the stockholders of the Company. Notwithstanding any other provision of the Plan to the contrary, if stockholders of the Company do not approve the amendment and restatement of the Plan at the 2018 annual meeting, the amendment and restatement of the Plan shall be null and void ab initio and the Plan as in effect prior to such amendment and restatement shall continue to apply in full force and effect.

   (ii)  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.

(e)    Expiration of Plan.    Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the Effective Date. No Awards shall be granted under the Plan after such expiration date, but Awards granted prior to such date may, and the Committee's authority to administer the terms of such Awards, extend beyond that date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted.

(f)    Deferrals.    The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, provided that such deferrals are made in a manner intended to comply with Code Section 409A.

(g)    No Rights to Awards; No Stockholder Rights.    No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Regulations and Other Approvals.

    (i)  The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

   (ii)  Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

  (iii)  In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

   (iv)  The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or "lock-up" agreement in such form as the Committee shall determine is necessary or desirable to further the Company's interests.

(k)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(l)    Tax Laws.    The Plan and Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Code Section 409A, and the Plan and all Awards shall be limited, construed and interpreted in accordance with such intent and Code Section 409A, although the Company provides no guarantee or warranty of such compliance or exemption. To the extent an Award granted under this Plan is considered to be "nonqualified deferred compensation" within the meaning of Code Section 409A, the terms and conditions of such Award are intended not to result in the imposition of penalties under Code Section 409A, and the Plan and Award Agreements shall be interpreted consistent with such intent. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Code Section 409A shall be deemed amended to comply with Code Section 409A, and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

(m)    Company Recoupment of Awards.    A Grantee's rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company clawback or recoupment policy as may be in effect from time to time or any other clawback or recoupment agreement or arrangement applicable to a Grantee; or (ii) any right or obligation that the Company may have regarding the clawback of "incentive-based compensation" under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

(n)    Corporate Transactions.    Nothing in the Plan shall be construed to limit the right of the Company to assume or cancel any awards made by any Person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of such Person.

(o)    Vesting.    In the event that any stock-based award vests on a non-trading day, the per share price of the underlying shares of Stock shall be determined using the per share price on the business day immediately preceding such non-trading day.

* * *

Appendix B

FORWARD-LOOKING STATEMENTS

This proxy statement contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management's expectations as to the future based on plans, estimates and projections at the time we make the statements. Forward-looking statements are any statements other than statements of historical fact including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases forward-looking statements can be identified by the use of words such as "may," "expects," "should," "believes," "plans," "anticipates," "proposed," "planned," "estimates," "predicts," "potential," "continue" or other words of similar meaning. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Factors that might cause such a difference include, but are not limited to, general economic conditions; the performance of the financial and credit markets; the economic environment for the hospitality industry; the impact of war, terrorist activity or political strife; operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses; uncertainties that may delay or negatively impact the planned spin-off of our hotel business, the acquisition of La Quinta's hotel franchising and management business and the divestiture of our European vacation rental business or cause the spin-off, the La Quinta acquisition or the divestiture of our European vacation rental business to not occur at all; uncertainties related to our ability to realize the anticipated benefits of the spin-off or the La Quinta acquisition or the divestiture of our European vacation rental business; uncertainties related to our ability to successfully complete the spin-off on a tax-free basis within the expected time frame or at all; uncertainties related to our ability to obtain financing or the terms of such financing, including in connection with the spin-off and the La Quinta acquisition; unanticipated developments related to the impact of the spin-off, the La Quinta acquisition, the divestiture of our European vacation rental business and related transactions on our relationships with our customers, suppliers, employees and others with whom we have relationships; unanticipated developments resulting from possible disruption to our operations resulting from the planned spin-off, the La Quinta acquisition and the divestiture of our European vacation rental business; the potential negative impact of the spin-off, the La Quinta acquisition, the divestiture of our European vacation rental business and related transactions on our credit ratings; uncertainties related to the successful integration of our hotel business with La Quinta's hotel franchising and management businesses; uncertainties related to La Quinta's ability to complete the spin-off of its owned real estate assets; and the timing and amount of future share repurchases and dividends, as well as those risks described in our Annual Report on Form 10-K, filed with the SEC on February 20, 2018. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. WYNDHAM WORLDWIDE CORPORATION ATTN: EVA JOSEPH 22 SYVAN WAY ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. PARSIPPANY, NJ 07054 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. FOR the election of each of the Director nominees Nominees a) Myra J. Biblowit f) Brian M. Mulroney b) Louise F. Brady g) Pauline D.E. Richards c) James E. Buckman h) Michael H. Wargotz d) George Herrera e) Stephen P. Holmes The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. For 0 0 0 For 0 Against 0 0 0 Against 0 Abstain 0 0 0 Abstain 0 2. To vote on an advisory resolution to approve executive compensation 3. To vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2018 To vote on a proposal to approve the amendment and restatement of the Wyndham Worldwide 2006 Equity and Incentive Plan 4. The Board of Directors recommends you vote AGAINST Proposal 5. 5. To vote on a shareholder proposal regarding political contributions disclosure if properly presented at the meeting NOTE: To transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000365298_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2017 Annual Report to Shareholders are available at www.proxyvote.com WYNDHAM WORLDWIDE CORPORATION Annual Meeting of Shareholders May 17, 2018 11:30AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Stephen P. Holmes and Scott G. McLester, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Wyndham Worldwide Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 17, 2018, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Wyndham Worldwide Corporation Employee Savings Plan Voting Instructions When casting your vote, you are directing the trustee of the Wyndham Worldwide Corporation Employee Savings Plan to vote the Wyndham Worldwide Corporation shares credited to the account under the Plan as of the Record Date of March 23, 2018, in accordance with your instructions and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, you are also affecting the way the trustee will vote shares held in the Plan as of the Record Date of March 23, 2018, that have not been voted by other participants. The trustee will vote these shares in the same proportion as those shares for which timely voting instructions are received. This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse. Continued and to be signed on reverse side 0000365298_2 R1.0.1.17